SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Herbalife Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HERBALIFE LTD.

March 25, 2008

Dear Fellow Shareholder:

We are pleased to enclose information about the 2008 Annual General Meeting of Shareholders of Herbalife Ltd., or the Company, to be held on Thursday, May 1, 2008 at 9:00 a.m., Pacific Daylight Time, at 1800 Century Park East, Los Angeles, California 90067. As discussed in more detail in the enclosed Proxy Statement, at the meeting you will be asked to consider proposals to:

1. Elect two directors, each for a term of three years;

2.	Approve an amendment to and restatement of the Company’s 2005 Stock Incentive Plan to increase the authorized number of Common Shares issuable thereunder by 3,000,000;

3.	Ratify the appointment of the Company’s independent registered public accountants for fiscal 2008; and

4.	Act upon such other matters as may properly come before the meeting.

MY FELLOW DIRECTORS AND I HAVE UNANIMOUSLY APPROVED THE PROPOSALS INCLUDED HEREIN AND RECOMMEND YOU VOTE FOR THEIR APPROVAL.

Best Regards,

MICHAEL O. JOHNSON
Chief Executive Officer

YOUR VOTE IS IMPORTANT.

All shareholders are cordially invited to attend the meeting in person. However, in order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy card and return it as promptly as possible.

HERBALIFE LTD.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held Thursday, May 1, 2008

To the Shareholders:

NOTICE IS HEREBY GIVEN that the 2008 Annual General Meeting of Shareholders of Herbalife Ltd., a Cayman Islands exempted limited liability company, or the Company, will be held on Thursday, May 1, 2008 at 9:00 a.m., Pacific Daylight Time, at 1800 Century Park East, Los Angeles, California 90067 for the following purposes:

1.	To elect two directors, each for a term of three years;

2.	To approve an amendment to and restatement of the Company’s 2005 Stock Incentive Plan to increase the authorized number of Common Shares issuable thereunder by 3,000,000;

3.	To ratify the appointment of the Company’s independent registered public accountants for fiscal 2008; and

4.	To act upon such other matters as may properly come before the meeting.

Each of the above proposals will be proposed as Ordinary Resolutions as permitted by the Companies Law (2007 Revision).

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on March 5, 2008, are entitled to notice of and to vote at the meeting and any subsequent adjournment(s) or postponement(s) of the meeting.

All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible.

Sincerely,

BRETT R. CHAPMAN
General Counsel and Corporate Secretary

Los Angeles, California
March 25, 2008

HERBALIFE LTD.

PROXY STATEMENT FOR 2008
ANNUAL GENERAL MEETING OF SHAREHOLDERS

Herbalife Ltd., also referred to as we, our, us, Herbalife or the Company, is calling its 2008 Annual General Meeting of Shareholders, or the Meeting, to be held on Thursday, May 1, 2008 at 9:00 a.m., Pacific Daylight Time, at 1800 Century Park East, Los Angeles, California 90067.

At the Meeting, our shareholders will be asked to consider proposals to:

1.	Elect two directors, each for a term of three years;

2.	Approve an amendment to and restatement of the Company’s 2005 Stock Incentive Plan to increase the authorized number of Common Shares issuable thereunder by 3,000,000;

3.	Ratify the appointment of the Company’s independent registered public accountants for fiscal 2008; and

4.	Act upon such other matters as may properly come before the Meeting.

Our Board of Directors unanimously recommends that you vote in favor of the proposals outlined herein. YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Meeting, please take the time to vote by completing and returning the enclosed proxy card.

You should carefully read this Proxy Statement in its entirety prior to voting on the proposals listed above and outlined herein.  This Proxy Statement is dated March 25, 2008, and is first being mailed to shareholders of the Company on or about March 28, 2008.

THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

Information Concerning Solicitation and Voting

Place, Time and Date of Meeting.  This Proxy Statement is being furnished to the Company’s shareholders in connection with the solicitation of proxies on behalf of our Board of Directors for use at the Meeting to be held on Thursday, May 1, 2008, at 9:00 a.m., Pacific Daylight Time, and at any subsequent adjournment(s) or postponement(s) of the Meeting, for the purposes set forth herein and in the accompanying Notice of Annual General Meeting of Shareholders. The Meeting will be held at 1800 Century Park East, Los Angeles, California 90067. Our telephone number is c/o Herbalife International, Inc. at (310) 410-9600.

Record Date and Voting Securities.  Only shareholders of record at the close of business on March 5, 2008, or the Record Date, are entitled to notice of and to vote at the Meeting. The Company has one series of Common Shares outstanding. As of the Record Date 64,347,235 Common Shares were issued and outstanding and held of record by 950 registered holders.

Voting.  Each shareholder is entitled to one vote for each Common Share held on the Record Date on all matters submitted for consideration at the Meeting. A quorum, representing the holders of not less than a majority of the issued and outstanding Common Shares entitled to vote at the Meeting, must be present in person or by proxy at the Meeting for the transaction of business. Common Shares that reflect abstentions are treated as Common Shares that are present and entitled to vote for the purposes of establishing a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote. However, abstentions do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of a plurality.

“Broker non-votes” are Common Shares held in “street name” through a broker or other nominee over which the broker or nominee lacks discretionary power to vote and for which your broker or nominee has not received specific voting instructions. Thus, if you do not give your broker or nominee specific instructions, your Common Shares may not be voted on certain matters. Common Shares that reflect “broker non-votes” are treated as Common Shares that are present and entitled to vote for the purposes of establishing a quorum. However, for the purposes of determining the outcome of any matter as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those Common Shares will be treated as not present and not entitled to vote with respect to that matter, even though those Common Shares are considered present and entitled to vote for the purposes of establishing a quorum and may be entitled to vote on other matters.

If you are a beneficial shareholder and your broker or nominee holds your Common Shares in its name, the broker or nominee is permitted to vote your Common Shares on matters such as the election of directors, even if the broker or nominee does not receive voting instructions from you.

Directors are elected by a plurality, and the two nominees who receive the most votes will be elected. Abstentions and “broker non-votes” will not affect the outcome of the election.

In respect of all other proposals, to be approved, any such proposal must receive the affirmative vote of a majority of the Common Shares present or represented by proxy and entitled to vote. In determining the outcome of such proposals, abstentions have the effect of a negative vote. “Broker non-votes” will not affect the outcome of any such proposals.

Revocability of Proxies.  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by either (a) delivering to the Corporate Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or (b) attending the Meeting and voting in person.

Solicitation Expenses.  This solicitation of proxies is made by the Board of Directors and all related costs will be borne by the Company. Proxies may be solicited by certain of our directors, officers, and regular employees, without additional compensation, in person, by telephone, facsimile, or electronic mail. The Company has retained MacKenzie Partners, Inc., a proxy soliciting firm, to provide advice with respect to the 2008 Annual Shareholders Meeting and may assist in the solicitation of proxies for an estimated total fee of $25,000, plus reimbursement of certain out-of-pocket expenses. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of Common Shares.

Additional Information.  This Proxy Statement contains summaries of certain documents, but you are urged to read the documents themselves for the complete information. The summaries are qualified in their entirety by reference to the complete text of the document. In the event that any of the terms, conditions or other provisions of any such document is inconsistent with or contrary to the description or terms in this Proxy Statement, such document will control. Each of these documents, as well as those documents referenced in this Proxy Statement as being available in print upon request, are available upon request to the Company by following the procedures described under “Additional Information — Annual Report, Financial and Additional Information.”

Important Notice Regarding the Availability of Proxy Materials for the Annual General
Meeting of Shareholders to Be Held on May 1, 2008.
The Proxy Statement and Annual Report to Shareholders are available at
http://bnymellon.mobular.net/bnymellon/hlf.

PROPOSAL 1:

THE ELECTION OF DIRECTORS

Our Amended and Restated Memorandum and Articles of Association, or the Memorandum and Articles of Association, presently provide for not less than one nor more than fifteen directors. The Memorandum and Articles of Association divide the Board of Directors into three classes, with the terms of office of each class of directors ending in different years. The current terms of office of Class I directors end at the Meeting. The current terms of office of Classes II and III directors end at the annual general meetings in 2009 and 2010, respectively. Currently Class I has two directors, Class II has three directors and Class III has three directors.

The nominees for Class I directors are to be voted upon at the Meeting. The Board of Directors has nominated Michael O. Johnson and John Tartol for election as Class I directors to serve three-year terms expiring at the 2011 annual general meeting.

The Company did not receive any shareholder nominations for director.

The persons named as proxies on the accompanying proxy card intend to vote the Common Shares as to which they are granted authority to vote for the election of the nominees listed above. The form of proxy card does not permit shareholders to vote for a greater number of nominees than two. Although the Board of Directors does not know of any reason why any nominee will be unavailable for election, in the event any nominee should be unavailable at the time of the Meeting, the proxies may be voted for a substitute nominee as selected by the Board of Directors.

The table below sets forth information about the two nominees and the directors whose terms of office continue beyond the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” MESSRS. MICHAEL O. JOHNSON AND JOHN TARTOL.

NOMINEES

		Director
Name and Experience	Class	Since

Michael O. Johnson, age 53, is Chairman and Chief Executive Officer of the Company. Mr. Johnson joined the Company in April 2003 after 17 years with The Walt Disney Company, where he most recently served as President of Walt Disney International, and also served as President of Asia Pacific for The Walt Disney Company and President of Buena Vista Home Entertainment. Mr. Johnson has also previously served as a publisher of Audio Times magazine, and has directed the regional sales efforts of Warner Amex Satellite Entertainment Company for three of its television channels, including MTV, Nickelodeon and The Movie Channel. Mr. Johnson served as a director of Univision Communications, Inc., a television company serving Spanish-speaking Americans until March 29, 2007 and serves on the board of Loyola High School of Los Angeles. Mr. Johnson received his Bachelor of Arts in Political Science from Western State College.
	I	2003
John Tartol, age 56, has been an independent Herbalife distributor for 25 years and a member of the Chairman’s Club since 2000. He is active in training other Herbalife distributors all over the world and has served on various strategy and planning groups for Herbalife. He is also active on behalf of various charities in his community and worldwide on behalf of the Herbalife Family Foundation. He has a bachelor’s degree in finance from the University of Illinois.	I	2005

CONTINUING DIRECTORS

Name and Experience	Class	Director Since

Leroy T. Barnes, Jr., age 56, is the retired Vice President and Treasurer of PG&E Corporation, a position he held from 2001 to 2005. From 1997 to 2001, Mr. Barnes was Vice President and Treasurer of Gap, Inc. Prior to that, Mr. Barnes held various executive positions with Pacific Telesis Group/SBC Communications. Earlier in his career, Mr. Barnes was a consultant at Deloitte & Touche. Mr. Barnes received his Bachelor’s and Master’s degrees from Stanford University, and his MBA in finance from Stanford Business School. Mr. Barnes is a member of the boards of directors of Longs Drug Stores, Inc., a retail drug store chain, the McClatchy Newspaper Company, Inc., a newspaper and Internet publisher, and Citizens Communications, Inc., a telecommunications-focused company.
	III	2004
Richard P. Bermingham, age 68, currently retired, has over 40 years of business experience. Mr. Bermingham has been engaged in real estate development and investing activities as a private investor during the past several years. Mr. Bermingham has been Chairman of the Board of Bermingham Investment Company from 1997 to present. From 1994 to 1997, Mr. Bermingham was the Vice Chairman of the Board of American Golf. Mr. Bermingham worked for Collins Food International, which was acquired by Sizzler International, Inc., from 1967 to 1994. He served as the Chief Executive Officer and a member of the board of directors of this publicly traded company for the period from 1987 to 1994. Mr. Bermingham currently serves on the boards of EaglePicher Corp., Special Value Expansion Fund, LLC, Interactive Health, Inc. and Joe’s Crab Shack. The latter two companies are controlled by J.H. Whitney & Co., LLC or affiliates thereof. Additionally, Mr. Bermingham served on the Advisory Board of Missouri River Plastics until March 2007. Mr. Bermingham was a certified public accountant and received his Bachelor of Science from the University of Colorado.
	III	2004
Hal Gaba, age 62, is the CEO and co-owner of Act III Communications, a multimedia holding company, a position he has held since 1990. In addition, he serves as co-chairman of Village Roadshow Pictures, a co-production and co-financing partner with Warner Bros. and other major motion picture studios, and chairman of Concord Music Group, a leading independent producer of jazz, pop and classical music. Mr. Gaba is also a board member of Hear Music, a joint venture between Concord Music Group and Starbucks Coffee Company; The Curtis School; and a former member of the board of Univision Communications, Inc., and head of its audit committee. Mr. Gaba received his Bachelor of Science degree in finance from the University of California, Berkeley and his Master of Science degree in finance from the University of California, Los Angeles. He is a member of the National Association of Recording Arts & Sciences (NARAS) and the Academy of Motion Picture Arts and Sciences.
	III	2008
Colombe M. Nicholas, age 63, has served as a consultant to Financo Global Consulting, the international consulting division of Financo, Inc., since 2002. Prior to joining Financo, Ms. Nicholas served as the President and Chief Executive Officer of The Anne Klein Company from 1996 to 1999. Prior to this she served as the President and Chief Executive Officer of Orr Felt Company, President and Chief Operating Officer of Giorgio Armani Fashion Corp., and President and Chief Executive Officer of Christian Dior New York. Ms. Nicholas currently serves on the boards of Tandy Brand Accessories, and on the Business Advisory Board of the University of Cincinnati College of Law. She received a bachelor of arts degree from the University of Dayton and a juris doctorate degree from the University of Cincinnati College of Law, and holds an honorary doctorate in business administration from Bryant College of Rhode Island.
	II	2006

Name and Experience	Class	Director Since

Valeria Rico, age 44, is President and Chief Executive Officer of Lexicon Marketing USA, Inc., a privately-held direct marketer of English-language learning programs to the U.S. Hispanic community. From 1995 to 2004 Ms. Rico served as Lexicon’s Chief Operating Officer, and in 2004 she was appointed to her current position. Ms. Rico also serves on the Board of Trustees for the Thomas Rivera Institute, and is President of The Sin Barreras Foundation, a non-profit organization to promote higher education and to reduce high school drop out rates. Prior to joining Lexicon, she was Director of Marketing and Sales at Elico, Inc. Ms. Rico received her degree in law from the Universidad Complutense de Madrid, Spain.
	II	2006
Leon Waisbein, age 40, has been an independent Herbalife distributor for 17 years. A member of the Chairman’s Club since 1995, Mr. Waisbein has built a successful organization in more than 30 countries. He has been active in training Herbalife distributors around the world, and is a member of various strategy and planning groups for Herbalife. He is Chairman of a charity foundation supporting disabled children and an active volunteer for the Herbalife Family Foundation. He has a Bachelor’s degree in life science from Novosibirsk Medical School.	II	2005

THE BOARD OF DIRECTORS

Director Independence

Our Board of Directors has affirmatively determined that each of Messrs. Barnes, Bermingham, Gaba, David Halbert, Peter Maslen and Mme. Nicholas and Rico is, or in Messrs. Halbert and Maslen’s circumstances was, independent under section 303A.02 of the New York Stock Exchange, or the NYSE, Listed Company Manual and the Company’s Categorical Standards of Independence, which are attached hereto as Appendix A. Mr. Halbert resigned from the Board of Directors effective the close of business on May 23, 2007. Mr. Maslen resigned from the Board of Directors effective as of the close of business on January 23, 2008. The NYSE’s independence guidelines and the Company’s Categorical Standards include a series of objective tests, such as the director is not an employee of the Company and has not engaged in various types of business dealings involving the Company which would prevent a director from being independent. The Board of Directors has affirmatively determined that none of the Company’s independent directors had any relationship with the Company.

Board Meetings

The Board of Directors met 14 times during fiscal 2007. All Board members attended at least 75% of the aggregate number of Board meetings and applicable committee meetings held while such individuals were serving on the Board of Directors, or such committees, with the exception of Mr. Maslen. Under the Company’s Principles of Corporate Governance, which is available on the Company’s website www.herbalife.com, by following the links through “Investor Relations” to “Corporate Governance,” each director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including attending meetings of the shareholders of the Company, the Board of Directors and committees of which he or she is a member. Nine directors attended the 2007 annual general meeting.

It is the policy of the Board of Directors to hold four regularly scheduled meetings, each of which include an executive session of non-management directors without the presence of management as well as a session of only the independent directors. Additional meetings of the Board of Directors, executive sessions of non-management directors and sessions of independent directors may be held from time to time as required or determined to be necessary. The Board of Directors has created the position of Director In Charge of Executive Sessions to preside over executive sessions of non-management directors. The position is filled by rotating independent directors with each serving a one year term. Mr. Bermingham currently serves as the Director In Charge of Executive Sessions.

2007 Director Compensation

The table below summarizes the compensation paid by the Company to non-management directors for the fiscal year ended December 31, 2007.

	Fees
	Earned or
	Paid in	Stock
Name	Cash($)	Awards ($)(1)	Options ($)(1)	Total ($)

Leroy T. Barnes, Jr.(2)	$269,075	$100,442	$12,748	$382,265
Richard P. Bermingham	127,000	100,442	12,748	240,190
Peter M. Castleman(3)	21,931	—	—	21,931
Hal Gaba(4)	—	—	—	—
David D. Halbert(3)	30,917	49,591	—	80,508
Peter Maslen(2)(5)	202,516	100,442	12,748	315,706
Colombe M. Nicholas(2)	213,659	115,836	—	329,495
Valeria Rico(2)	201,194	112,612	—	313,806
John Tartol	54,000	—	—	54,000
Leon Waisbein	54,000	—	—	54,000

(1)	Amounts are calculated based on provisions of Statement of Financial Accounting Standards, or SFAS, No. 123R, “Share Based Payments.” See note 9 of the notes to consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 regarding assumptions underlying valuation of equity awards.

(2)	Messrs. Barnes and Maslen and Mme. Nicholas and Rico received $156,000, $122,000, $128,000, and $128,000, respectively for their work on special committee(s) of the Board of Directors.

(3)	Resigned from the Board of Directors effective as of the close of business on May 23, 2007.

(4)	Appointed to the Board of Directors effective as of the close of business on January 23, 2008. As a result, Mr. Gaba did not receive any compensation in respect of the fiscal year ended December 31, 2007.

(5)	Resigned from the Board of Directors effective as of the close of business on January 23, 2008.

Each non-management director receives $25,000 per year for services as a director, $5,000 for each board committee (an additional $20,000 per year for the chair of the audit committee and for the chair of the compensation committee, and an additional $10,000 for the chair of the nominating and corporate governance committee). In addition, non-management directors receive (1) $5,000 for each board meeting attended by the director in person or $1,000 per board meeting attended telephonically, (2) $3,500 for each audit committee meeting attended either in person or telephonically, and (3) $2,500 for each compensation committee meeting, and for each nominating and corporate governance committee meeting attended either in person or telephonically. Independent directors also receive a $100,000 equivalent annual equity grant.

The Company has adopted stock ownership guidelines applicable to each non-management director. Specifically, each non-management director is encouraged to acquire and hold a number of Common Shares equal to five times such director’s annual retainer within two years of such director’s appointment or election to the Board of Directors.

The table below summarizes the equity based awards held by the Company’s non-management directors as of December 31, 2007.

	Options Awards				Stock Awards
Market
	Number of	Number of				Value of
	Securities	Securities			Number of	Shares or
	Underlying	Underlying			Shares or	Units of
	Unexercised	Unexercised			Units of	Stock That
	Options	Options	Option	Option	Stock That	Have Not
	(#)	(#)	Exercise	Expiration	Have Not	Vested (1)
Name	Exercisable	Un-Exercisable	Price ($)	Date	Vested (#)	($)

Colombe M. Nicholas	—	—	—	—	781	$31,458
Valeria Rico	—	—	—	—	781	31,458
Leroy T. Barnes, Jr.	15,625	—	$14.00	12/15/2014	781	31,458
Richard P. Bermingham	22,500	—	14.00	12/15/2014	781	31,458
David Halbert	—	—	—	—	—	—
Peter Maslen(2)	62,500	—	14.00	12/15/2014	781	31,458
John Tartol	—	—	—	—	—	—
Leon Waisbein	—	—	—	—	—	—

(1)	Market value based on the closing price of a Common Share on the NYSE on December 31, 2007 of $40.28.

(2)	Resigned from the Board of Directors effective as of the close of business on January 23, 2008.

Effective January 15, 2006, the Company established the Independent Directors Deferred Compensation and Stock Unit Plan, or the Independent Directors Plan, for the award of stock units to independent directors and to allow for deferral of compensation realized in connection with such stock units and other director compensation. The purpose of the Independent Directors Plan is to promote the long term financial interest and growth of the Company by attracting and retaining independent directors who can make a substantial contribution to the success of the Company, to motivate and to align the interests with those of the equity holders. The Independent Directors Plan is part of the Herbalife Ltd. 2005 Stock Incentive Plan.

Shareholder Communications with the Board of Directors

Shareholders and other parties interested in communicating directly with the Board of Directors, non-management directors as a group or individual directors, including Mr. Bermingham in his capacity as the Director In Charge of Executive Sessions, may do so by writing to Herbalife Ltd., c/o Corporate Secretary, 1800 Century Park East, Los Angeles, CA 90067, or by email at corpsec@herbalife.com, indicating to whose attention the communication should be directed. Under a process approved by the Board of Directors for handling letters received by the Company and addressed to non-management directors, the Corporate Secretary of the Company reviews all such correspondence and forwards to members of the audit committee a summary and/or copies of any such correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board of Directors or committees thereof, or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company and addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the audit committee with respect to such matters.

Committees of the Board

Our Board of Directors has a standing audit committee, nominating and corporate governance committee, and compensation committee.

Audit Committee

From January 1, 2007 to November 8, 2007, the audit committee consisted of Messrs. Barnes, Bermingham and Maslen, each of whom is, or in Mr. Maslen’s circumstances, was, independent as discussed above under “— Director Independence.” Since November 8, 2007 the audit committee has consisted of Messrs. Barnes and Bermingham and Ms. Rico, each of whom is independent as discussed above under “— Director Independence.” As required by Rule 303A.07 of the NYSE Listed Company Manual, the Board of Directors has affirmatively determined that each of Messrs. Barnes, Bermingham and Maslen and Ms. Rico are financially literate, and that Mr. Bermingham is an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K. Mr. Barnes currently serves on the audit committee of three public companies in addition to that of the Company. As required by Rule 303A.07 of the NYSE Listed Company Manual, the Board of Directors has affirmatively determined that such simultaneous service would not impair his ability to effectively serve on the Company’s audit committee.

The principal duties of the audit committee are as follows:

•	to monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and reporting;

•	to monitor the independence and performance of the Company’s independent auditors and internal auditing department; and

•	to provide an avenue of communication among the independent auditors, management, the internal auditing department and the Board of Directors.

Our Board of Directors has adopted a written charter for the audit committee which is available on the Company’s website at www.herbalife.com by following the links through “Investor Relations” to “Corporate Governance,” and in print to any shareholder who requests it as set forth under “Additional Information — Annual Report, Financial and Additional Information.” In fiscal 2007, the audit committee met seven times.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee consists of Mr. Barnes and Mme. Nicholas and Rico, each of whom is independent as discussed above under “— Director Independence.” The principal duties of the nominating and corporate governance committee are as follows:

•	to recommend to the Board of Directors proposed nominees for election to the Board of Directors both at annual general meetings and to fill vacancies that occur between annual general meetings; and

•	to review and make recommendations to the Board of Directors regarding the Company’s corporate governance matters and practices.

Working closely with the full Board of Directors, the nominating and corporate governance committee develops criteria for open board positions, taking into account such factors as it deems appropriate, including, among others, the current composition of the Board of Directors, the range of talents, experiences and skills that would best complement those already represented on the Board of Directors, the balance of management and independent directors and the need for financial or other specialized expertise. Applying these criteria, the nominating and corporate governance committee considers candidates for director suggested by its members and other directors, as well by management and shareholders. The nominating and corporate governance committee also retains a third-party executive search firm on an ad-hoc basis to identify and review candidates upon request of the committee from time to time.

Once the nominating and corporate governance committee has identified a prospective nominee, whether the prospective nominee is recommended by a shareholder or otherwise, it makes an initial determination as to whether to conduct a full evaluation. In making this determination, the nominating and corporate governance committee considers the information provided to the committee with the recommendation of the candidate as well as the nominating and corporate governance committee’s own knowledge, supplemented as appropriate by inquiries to third parties. The preliminary determination is based primarily on the need for additional directors and the likelihood that the prospective nominee can satisfy the criteria that the nominating and corporate governance committee has established. If the committee determines, in consultation with the Chairman of the Board of Directors and other directors as appropriate, that additional consideration is warranted, it may request the third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the nominating and corporate governance committee. The committee then evaluates the prospective nominee’s qualifications against any specific criteria that it may establish for the position, as well as the standards and qualifications set out in the Company’s Principles of Corporate Governance. Among other things, the committee considers the candidate’s:

•	business experience and skills;

•	independence;

•	judgment;

•	integrity;

•	the ability to commit sufficient time and attention to Board activities; and

•	the absence of potential conflicts with the Company’s interests.

If the nominating and corporate governance committee decides, on the basis of its preliminary review, to proceed with further consideration, the committee members, as well as other directors as appropriate, interview the nominee. After completing this evaluation and interview, the nominating and corporate governance committee makes a recommendation to the full Board of Directors, which makes the final determination whether to nominate the candidate after considering the nominating and corporate governance committee’s report.

A shareholder who wishes to recommend a prospective nominee for the Board of Directors pursuant to the provisions of the Memorandum and Articles of Association should notify the Corporate Secretary in writing with the appropriate supporting materials, as more fully described under “Additional Information — Shareholder Nominations.”

The Board of Directors has adopted a written charter for the nominating and corporate governance committee, which is available on the Company’s website at www.herbalife.com by following the links through “Investor Relations” to “Corporate Governance” or in print to any shareholder who requests it as set forth under “Additional Information — Annual Report, Financial and Additional Information.” In fiscal 2007, the nominating and corporate governance committee met four times.

Compensation Committee

From January 1, 2007 to May 23, 2007, the compensation committee consisted of Messrs. Bermingham, Halbert and Maslen. From May 23, 2007 to October 31, 2007 the compensation committee consisted of Messrs. Bermingham and Maslen and Ms. Nicholas. Since October 31, 2007 the compensation committee has consisted of Mr. Bermingham and Mme. Nicholas and Rico. Each of these directors is, or in Messrs. Halbert and Maslen’s circumstances, was, independent as discussed under “— Director Independence.” The principal duties of the compensation committee are as follows:

•	to oversee and approve compensation policies and programs;

•	to review and approve corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer and other executive officers;

•	to evaluate the performance of the Chief Executive Officer and, recommend the compensation level of the Chief Executive Officer for approval by the independent members of the Board of Directors;

•	to evaluate the performance of certain executive officers and, considering the Chief Executive Officer’s recommendations, set the compensation level for such executive officers;

•	to administer existing incentive compensation plans and equity based plans;

•	to oversee regulatory compliance with respect to executive compensation matters; and

•	to review the compensation of directors.

Our Board of Directors has adopted a written charter for the compensation committee which is available on the Company’s website at www.herbalife.com by following the links through “Investor Relations” to “Corporate Governance” or in print to any shareholder who requests it as set forth under “Additional Information — Annual Report, Financial and Additional Information.” In fiscal 2007, the compensation committee met seven times.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2007, Messrs. Bermingham, Halbert, Maslen and Mme. Nicholas and Rico served on the compensation committee of the Board of Directors. During the fiscal year ended December 31, 2007, there were no relationships or transactions between the Company and any member of the compensation committee requiring disclosure hereunder.

PROPOSAL 2:

APPROVAL OF AN AMENDMENT TO THE 2005 STOCK INCENTIVE PLAN

On March 18, 2008, the Board of Directors adopted a resolution unanimously approving, and is recommending to the shareholders for their approval, a proposed amendment to and restatement of the Company’s 2005 Stock Incentive Plan, or the 2005 Plan, to among other things, increase the number of Common Shares authorized for issuance upon the exercise of any stock options, stock appreciation rights, restricted stock, stock units or dividend equivalents granted thereunder by 3,000,000 Common Shares, as well as to make other immaterial administrative changes. The proposed amendment to the number of authorized Common Shares available under the 2005 Plan is subject to approval by the shareholders at the Meeting.

The proposed amendment to and restatement of the 2005 Plan would increase the aggregate number of Common Shares authorized for issuance under the 2005 Plan by 3,000,000 Common Shares. If approved, the additional Common Shares will be issuable in connection with each type of award authorized to be granted pursuant to the 2005 Plan. This increase is proposed to provide sufficient Common Shares to cover new award grants to enable the Company to attract, retain and motivate directors, officers, employees and consultants by providing for or increasing their economic interests in the success of the Company.

Purposes and Effects of the Amendment and Restatement of the 2005 Plan

The Company currently maintains one active stock incentive plan for the purpose of granting stock-based compensation awards, the 2005 Plan, which was originally approved by the shareholders on November 2, 2005. As of February 29, 2008, a total of 2,440,252 Common Shares remained available for new award grants under the 2005 Plan. In addition, as of February 29, 2008, (i) 2,847,713 shares were covered by options and stock appreciation right granted under the 2005 Plan; and (ii) 568,519 shares were subject to unvested awards of stock units and vested stock units with deferred settlement dates granted under the 2005 Plan.

The Company believes that incentives and stock-based compensation awards motivate its directors, officers, employees and consultants to focus on the objective of creating shareholder value and promoting the success of the Company. The Company also believes that incentive compensation plans are an important tool for attracting, retaining and motivating highly qualified, skilled directors, officers, employees and consultants. As noted above, the Board of Directors approved the proposed amendment and restatement of the 2005 Plan, in part, because the number of shares available under the 2005 Plan as currently in effect does not provide flexibility to adequately provide for future incentives.

Section 162(m)

The Board of Directors continues to believe that it is in the best interests of the Company and its shareholders to continue to provide for a stock incentive plan under which stock-based compensation awards made to the Company’s executive officers can qualify for deductibility by the Company for federal income tax purposes.

Accordingly, the 2005 Plan has been (and with this amendment and restatement remains) structured in a manner such that awards under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. In general, under Section 162(m), in order for the Company to be able to deduct compensation in excess of $1 million paid in any one year to the Company’s Chief Executive Officer or any of the Company’s three other most highly compensated executive officers (other than the Company’s Chief Financial Officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) of the Code is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Company’s shareholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to awards of restricted stock, stock units, and performance units under the 2005 Plan, each of these aspects is discussed below, and shareholder approval of this proposal will be deemed to constitute re-approval of each of these aspects of the 2005 Plan for purposes of the approval requirements of Section 162(m).

Summary of the 2005 Plan

The following summary of the material provisions of the 2005 Plan as proposed to be amended and restated is qualified in its entirety by the complete text of the proposed amended and restated 2005 Plan, a copy of which is attached hereto as Appendix B.

General.  The 2005 Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, stock units, performance units and dividend equivalents. Incentive stock options granted under the 2005 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. Nonqualified stock options are stock options that are not intended to qualify as incentive stock options under the Code. See “— Federal Income Tax Consequences of the 2005 Plan” for a discussion of the tax treatment of awards that may be granted under the 2005 Plan.

Eligibility.  Any person who is a current or prospective director, officer, employee or consultant of the Company or any of its subsidiaries is eligible to be selected as a recipient of an award under the 2005 Plan. Incentive stock options may only be granted to employees of the Company and its subsidiaries.

Shares Subject to the 2005 Plan.  Currently, the maximum number of Common Shares that may be issued pursuant to awards granted under the 2005 Plan is 4,000,000, plus (i) any shares that remained available for issuance under the Company’s 2004 Stock Incentive Plan, or the 2004 Plan, and (ii) any awards under the 2004 Plan that expire or are forfeited, terminated or otherwise cancelled, or that are settled in cash in lieu of Common Shares. The number of Common Shares described in clauses (i) and (ii) above are collectively referred to herein as the Additional Common Shares. To date, 2,939,955 Additional Common Shares have become available for grant under the 2005 Plan. If the proposed amendment and restatement of the 2005 Plan is approved, the maximum number of Common Shares that may be issued pursuant to awards granted under the 2005 Plan will be 7,000,000, plus any Additional Common Shares, for a total of 9,939,955 Common Shares. The aggregate number of Common Shares that may be issued pursuant to the exercise of incentive stock options granted under the 2005 Plan if the proposed amendment and restatement is approved shall be increased from 6,939,955 to 9,939,955. In addition, Common Shares issuable under the 2005 Plan are subject to certain adjustments for corporate transactions, as described in “— Adjustments.”

Any Common Shares subject to awards under the 2005 Plan that expire or are forfeited, terminated or otherwise cancelled, or that are settled in cash in lieu of Common Shares, will become available for subsequent awards under the 2005 Plan. However, Common Shares subject to awards under the 2005 Plan that are not issued upon the net settlement or net exercise of options or stock appreciation rights, Common Shares that are delivered to or retained by the Company to pay the exercise price or withholding taxes related to awards and Common Shares repurchased on the open market with the proceeds of option exercises, will not be available for additional grants under the 2005 Plan.

The 2005 Plan provides that each Common Share issued under awards other than options or stock appreciation rights will count against the number of Common Shares available under the 2005 Plan as two (2) Common Shares.

Common Shares issued under options or stock appreciation rights count against the Common Shares available under the 2005 Plan as one (1) Common Share. Any Common Shares that again become available for grant under the 2005 Plan shall be added back as one (1) Common Share if such shares were subject to options or stock appreciation rights, and as two (2) Common Shares if such shares were subject to awards other than options or stock appreciation rights.

The 2005 Plan also provides for a per person, per year limit on Common Shares subject to all awards granted under the 2005 Plan of 1,250,000, and a per person, per year limit on the amount, in cash, that may be payable pursuant to that portion of a performance unit that is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of $5,000,000.

Administration.  The 2005 Plan is administered by the compensation committee, or in the absence of a compensation committee, the Board of Directors itself. Such administering body of the 2005 Plan is referred to in this “Summary of the 2005 Plan” as the Committee. However, (i) with respect to any award that is intended to satisfy SEC Rule 16b-3, the Committee must consist solely of two or more directors, each of whom is a “non-employee director” for purposes of Rule 16b-3; and (ii) with respect to any award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee must be consist solely of two or more directors, each of whom is an “outside director” for purposes of Section 162(m).

The Committee has full and final authority to administer the 2005 Plan to, among other things: prescribe rules relating to the 2005 Plan; select the persons to whom awards will be granted under the 2005 Plan; grant awards; determine the terms and conditions of those awards and whether any such terms and conditions, such as performances goals, have been satisfied; interpret and construe the 2005 Plan; and exercise its discretion with respect to powers and rights granted to it under the 2005 Plan.

Stock Options.  The 2005 Plan authorizes the Committee to grant incentive stock options and nonqualified stock options. The terms and conditions of options granted under the 2005 Plan will be determined by the Committee in its discretion, subject to certain restrictions contained in the 2005 Plan. Among the restrictions on the Committee’s discretion are the following:

•	Exercise Price. The per Common Share exercise price for options may not be less than 100% of the fair market value of a Common Share on the date of grant, except in the case of an option granted to an employee of a company acquired by the Company in assumption and substitution of an option held by such employee at the time such company is acquired.

•	Option Term. An option must expire within 10 years of its date of grant.

•	No Repricing. The 2005 Plan prohibits the repricing of outstanding options other than in connection with certain corporate transactions as described in “— Adjustments.”

The exercise price of an option may be paid through various means specified by the Committee, including in cash, by delivery of Common Shares previously acquired by the optionee or by cashless exercise procedures permitted and established by the Committee.

Stock Appreciation Rights, or SARs.  The 2005 Plan authorizes the Committee to grant SARs. A SAR represents the right to receive, upon exercise, an amount equal to the difference between the value of a Common Share on the date of exercise and the exercise price of the SAR, subject to limitations imposed by the Committee in its discretion. SARs may be granted alone or in tandem with other awards granted under the 2005 Plan. In general, the Committee determines, in its discretion, the terms and conditions of SARs granted under the 2005 Plan, subject to the terms of the 2005 Plan, including the same restrictions applicable with respect to options granted under the 2005 Plan described above. SARs granted in tandem with an option will have the same terms and conditions as the option with respect to which it was granted. SARs may be settled in Common Shares, cash or a combination thereof, as determined by the Committee.

Restricted Stock and Stock Units.  The 2005 Plan authorizes the Committee to grant awards of restricted stock and stock units with time-based vesting or performance-based vesting. A stock unit represents the right to receive a specified number of Common Shares upon vesting or at a later date permitted in the award agreement. Restricted stock and stock units may be settled in Common Shares, cash, or a combination thereof, as determined by the Committee. The terms and conditions of restricted stock and stock units will be determined by the Committee in its discretion, subject to certain restrictions contained in the 2005 Plan. Among the restrictions on the Committee’s discretion are the following:

•	Minimum Performance Period. Restricted stock and stock units that are subject to performance conditions may not be earned for a performance period of less than one year from the date of grant, except in the event of a Change of Control or the grantee’s death or disability.

•	Voting and Dividend Rights. Unless otherwise determined by the Committee, awards of restricted stock will have full voting and dividend rights.

Performance Units.  The 2005 Plan authorizes the Committee to grant performance units payable in cash, Common Shares, or a combination thereof, based upon the achievement of specified performance goals during a specified performance period. Subject to the 2005 Plan, the performance goals, performance period and other terms and conditions applicable to performance awards will be specified by the Committee and set forth in the award agreement. Subject to the terms of the 2005 Plan, the performance goals, performance period and other terms and conditions of performance units will be determined by the Committee in its discretion; provided that the performance period shall not be less than one year.

Performance-Based Awards.  Section 162(m) of the Code limits the Company’s federal income tax deduction for compensation paid to any of the officers named in its Proxy Statement. The limit is US$1,000,000 per officer per year, with certain exceptions. This deductibility cap does not apply to “performance-based compensation,” if approved in advance by the Company’s shareholders. The 2005 Plan provides that all or a portion of an award of performance units or an award of restricted stock or stock units that are subject to performance-based vesting may be designed to qualify as deductible “performance-based compensation.”

The performance criteria for that portion of any award of performance units, restricted stock or stock units that is intended to qualify as deductible performance-based compensation will be a measure based on one or more Qualifying Performance Criteria (as defined below). Notwithstanding satisfaction of any performance goals, the number of Common Shares granted, issued, retained and/or vested under an award of restricted stock, stock units, and the amount paid under an award of performance units, may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine. No award of performance units, restricted stock or stock units granted under the 2005 Plan that is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code will be payable unless the Committee certifies in writing that the applicable performance goals have been satisfied.

Qualifying Performance Criteria.  The performance criteria, or Qualifying Performance Criteria, for any award of restricted stock, stock units or performance units that is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code shall be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: (i) cash flow (before or after dividends), (ii) earnings per share (including earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) total stockholder return, (vi) return on capital (including return on total capital or return on invested capital), (vii) return on assets or net assets, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue, (xii) income or net income, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin or profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue, or (xx) customer service. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the applicable year.

Dividend Equivalents.  The 2005 Plan authorizes the Committee to grant dividend equivalents independently or in tandem with any award other than an award of stock options or stock appreciation rights. Dividend equivalents are payable in cash, Common Shares or stock units in an amount equivalent to the dividends that would have been paid on Common Shares had the shares been outstanding from the date an award was granted. Dividend equivalents may be granted with conditions as determined by the Committee, including that such amounts (if any) shall be deemed to have been reinvested in additional Common Shares.

Adjustments.  Upon an increase or decrease in the number of issued Common Shares resulting from a reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, cash dividends) or otherwise, the number of Common Shares authorized for issuance under the 2005 Plan, and the number of Common Shares covered by each outstanding award and the price per Common Share covered by each outstanding award, shall be proportionately adjusted by the Committee to reflect such increase or decrease.

Change of Control.  Unless otherwise provided for under the terms of the transaction, the Committee may provide that any or all of the following shall occur in connection with a Change of Control of the Company, or upon termination of an award recipient’s employment following a Change of Control:

•	the acceleration of the vesting and/or exercisability of any outstanding award such that it will become fully vested and/or immediately exercisable as to all or a portion of the Common Shares covered thereby;

•	the substitution of shares of the surviving or successor company for Common Shares covered by any outstanding award;

•	the conversion of any outstanding award into a right to receive cash and/or other property; and/or

•	the termination of any outstanding award upon or following the consummation of the Change of Control.

The definition of a Change of Control for the purposes of the 2005 Plan is set forth under “Executive Compensation — Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards — Definitions.”

Restrictions on Transfer.  Unless the Committee specifies otherwise, awards granted under the 2005 Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated other than by will or the laws of descent and distribution, and each award is exercisable only by the recipient thereof during his or her lifetime.

Plan Amendments.  The Board of Directors may amend or terminate all or any part of the 2005 Plan at any time and in any manner; provided that, (i) the Company’s shareholders must approve any amendment or termination if shareholder approval is required under any applicable law, regulation or NYSE or other applicable listing requirements; and (ii) award recipients must consent to any amendment or termination that would materially impair their rights under outstanding awards, unless the Committee determines that the amendment or termination is either required or advisable to satisfy any applicable law or regulation or to meet the requirements of any accounting standard or avoid adverse financial accounting consequences thereunder. The Committee may modify the provisions of any award at any time and in any manner as may be necessary for it to conform to local rules and regulations in any jurisdiction outside the United States.

Plan Duration.  The 2005 Plan was adopted by the Board of Directors on September 23, 2005, and approved by the shareholders on November 2, 2005. No award may be granted under the 2005 Plan after November 2, 2015, the tenth anniversary of the date the 2005 Plan was approved by the shareholders, but any award granted prior to that date may extend beyond that date.

New Plan Benefits.  Because benefits under the 2005 Plan will depend on the Committee’s actions and the fair market value of Common Shares at various future dates, it is not possible to determine the benefits that will be received by directors, executive officers and other employees if the 2005 Plan is approved by the Company’s shareholders.

Federal Income Tax Consequences of the 2005 Plan

The following is only a summary of the effect of U.S. federal income taxation upon the participant and the Company with respect to the grant and exercise of awards under the 2005 Plan, is not complete, does not discuss the income tax laws of any state or foreign country in which a participant may reside, and is subject to change.

Recipients of awards under the 2005 Plan should consult their own tax advisors regarding the specific tax consequences to them of participating in the 2005 Plan.

Incentive Stock Options.  Pursuant to the 2005 Plan, employees may be granted options that are intended to qualify as “incentive stock options” under the provisions of Section 422 of the Code. Except as described in the following two sentences, the employee is generally not taxed and the Company is not entitled to a deduction on the grant or exercise of an incentive stock option, so long as the option is exercised while the employee is employed by the Company or its subsidiaries, or within three months following termination of employment (one year if termination is due to permanent disability). The amount by which the fair market value of the Common Shares acquired upon exercise of the option exceeds the exercise price will be included as a positive adjustment in the calculation of the employee’s “alternative minimum taxable income” in the year of exercise. The “alternative minimum tax” imposed on individual taxpayers is generally equal to the amount by which a specified percentage of the individual’s alternative minimum taxable income (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year.

If the employee disposes of Common Shares acquired upon exercise of an incentive stock option at any time within one year after the date of exercise or two years after the date of grant of the option (such a disposition is referred to as a disqualifying disposition), then the employee will recognize (i) capital gain in an amount equal to the excess, if any, of the sales price over the fair market value of the Common Shares on the date of exercise; (ii) ordinary income in an amount equal to the excess, if any, of the lesser of the sales price or the fair market value of the Common Shares on the date of exercise over the exercise price of the option; and (iii) capital loss equal to the excess, if any, of the exercise price over the sales price.

In the event of a disqualifying disposition, the Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the employee. If the employee sells shares acquired upon exercise of an incentive stock option at any time after the first anniversary of the date of exercise and the second anniversary of the date of grant of the option, then the employee will recognize long-term capital gain or loss equal to the difference between the sales price and the exercise price of the option, and the Company will not be entitled to any deduction.

Nonqualified Stock Options.  Pursuant to the 2005 Plan, eligible individuals may be granted options that do not qualify for treatment as “incentive stock options” (referred to as nonqualified stock options). The grant of a nonqualified stock option is generally not a taxable event for the optionee. Upon exercise of a nonqualified stock option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the Common Shares on the date of exercise over the exercise price, and the Company will be entitled to a deduction equal to such amount. A subsequent disposition of the Common Shares will give rise to capital gain or loss equal to the difference between the sales price and the sum of the exercise price paid with respect to the Common Shares plus the ordinary income recognized with respect to the Common Shares. Any capital gain or loss on the subsequent disposition of Common Shares acquired through the exercise of a nonqualified stock option will generally be treated as a long-term or short-term capital gain or loss, depending on whether the holding period for the Common Shares exceeds one year at the time of the disposition.

Stock Appreciation Rights, or SARs.  Pursuant to the 2005 Plan, eligible individuals may be granted SARs. The grant of SARs is generally not a taxable event for the grantee. Upon exercise of a SAR, the grantee will generally recognize ordinary income in an amount equal to the fair market value on the date of exercise of the Common Shares or other property received upon exercise of the SAR, and the Company will be entitled to a deduction equal to such amount. A subsequent disposition of any Common Shares received by the grantee upon the exercise of a SAR will give rise to capital gain or loss equal to the difference between the sales price and the ordinary income recognized with respect to the Common Shares. Any capital gain or loss on the subsequent disposition of such Common Shares will generally be treated as a long-term or short-term capital gain or loss, depending on whether the holding period for the Common Shares exceeds one year at the time of the disposition.

Restricted Stock.  Pursuant to the 2005 Plan, eligible individuals may be granted restricted stock. Unless the grantee makes a timely election under Section 83(b) of the Code, he or she will generally not recognize any taxable income until the restrictions on the Common Shares expire or are removed, at which time the grantee will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Shares at that time over the purchase price for the restricted shares, if any. If the grantee makes an election under Section 83(b) within 30 days after receiving shares of restricted stock, he or she will recognize ordinary income on the date of receipt equal to the excess of the fair market value of the Common Shares on that date over the purchase price, if any, for the restricted shares, if any. The Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the grantee at the time such income is recognized by the grantee.

Stock Units.  Pursuant to the 2005 Plan, eligible individuals may be granted stock units. The grant of a stock unit is generally not a taxable event for the grantee. In general, the grantee will not recognize any taxable income until the Common Shares subject to the stock unit (or cash equal to the value of such Common Shares) are distributed to him or her without of any restrictions, at which time the grantee will recognize ordinary income equal to the excess of the fair market value of the Common Shares (or cash) at that time over the purchase price for the Common Shares, if any. The Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the grantee at the time such income is recognized by the grantee.

Performance Units.  Pursuant to the 2005 Plan, eligible individuals may be granted performance units. The grant of a performance unit is generally not a taxable event for the grantee. Upon payment of a performance unit, the grantee will recognize ordinary income equal to the fair market value of any Common Shares or cash received. The Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the grantee at the time such income is recognized by the grantee.

Dividend Equivalents.  Pursuant to the 2005 Plan, eligible individuals may be granted dividend equivalents. Upon payment of amounts associated with a dividend equivalent, the grantee will recognize ordinary income equal to the fair market value of any Common Shares or cash received. The Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the grantee at the time such income is recognized by the grantee.

Withholding of Taxes.  Generally, the Company will be required to withhold applicable taxes with respect to any ordinary income recognized by a grantee in connection with awards granted under the 2005 Plan. The grantee may be required to pay the withholding taxes to the Company or make other provisions satisfactory to the Company for the payment of the withholding taxes as a condition to the exercise of options or the receipt of unrestricted stock pursuant to stock units and performance units. Special rules will apply in cases where a grantee pays the exercise or purchase price of an award, or the applicable withholding tax obligations, by delivering previously owned Common Shares or by reducing the number of Common Shares otherwise issuable pursuant to the award. Such a delivery of Common Shares will in certain circumstances result in the recognition of income with respect to those Common Shares.

Other Tax Issues.  Awards to eligible individuals under the 2005 Plan may provide for accelerated vesting or payment in the event of a change in control of the Company. In that event, and depending upon the individual circumstances of the holder of the award, certain amounts with respect to such awards may constitute “excess parachute payments” under the “golden parachute” provisions of the Code. Pursuant to these provisions, a grantee will be subject to a 20% excise tax on any “excess parachute payment” and the Company will be denied any deduction with respect to such payment.

As noted above, Section 162(m) of the Code limits the Company’s federal income tax deduction for compensation paid to any of the Named Executive Officers (as defined under “Executive Compensation — 2007 Summary Compensation Table”). In certain instances the Company may be denied a compensation deduction for awards granted to certain Company officers that do not qualify as “performance-based compensation” to the extent their aggregate compensation exceeds $1,000,000 in a given year.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2005 PLAN.

PROPOSAL 3:

THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS

The audit committee has selected KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2008. Services provided to the Company and its subsidiaries by KPMG LLP in fiscal 2006 and 2007 are described under “— Fees to Independent Registered Public Accountants for Fiscal 2006 and 2007.” Additional information regarding the audit committee is set forth in the “Audit Committee Report.”

The Company has been advised that representatives of KPMG LLP will be present at the Meeting where they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

In the event shareholders do not ratify the appointment of KPMG LLP, the appointment will be reconsidered by the audit committee and the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL 2008.

Audit Committee Report

The audit committee is responsible for monitoring our financial auditing, accounting and financial reporting processes and our system of internal controls, and selecting the independent public accounting firm on behalf of the Board of Directors. Our management has primary responsibility for our internal controls and reporting process. Our independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing an opinion thereon. In this context, the audit committee met regularly and held discussions with management and KPMG LLP. Management represented to the audit committee that the consolidated financial statements for the fiscal year 2007 were prepared in accordance with U.S. generally accepted accounting principles.

The audit committee hereby reports as follows:

•	The audit committee has reviewed and discussed the audited consolidated financial statements and accompanying management’s discussion and analysis of financial condition and results of operations with our management and KPMG LLP. This discussion included KPMG LLP’s judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

•	The audit committee also discussed with KPMG LLP the matters required to be discussed by the applicable Statements on Auditing Standards, including SAS No. 61 and No. 90, as amended (Communication with Audit Committees).

•	KPMG LLP also provided to the audit committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the audit committee has discussed with KPMG LLP the accounting firm’s independence. The audit committee also considered whether non-audit services provided by KPMG LLP during the last fiscal year were compatible with maintaining the accounting firm’s independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007, which have been filed with the Securities and Exchange Commission, or the SEC.

The audit committee also selected, subject to shareholder ratification, KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2008.

AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

Leroy T. Barnes, Jr., Chairman
Richard P. Bermingham
Valeria Rico

Fees to Independent Registered Public Accountants for Fiscal 2006 and 2007

The following services were provided by KPMG LLP during fiscal 2006 and 2007:

	2006	2007

Audit Fees(1)	$3,012,000	$2,764,000
Audit-related fees	—	—
Tax fees(2)	658,000	758,000
All other fees	—	—

Total	$3,670,000	$3,522,000

(1)	Audit fees consist of fees for professional services rendered for the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, including the audit of internal controls required by Section 404 of the Sarbanes-Oxley Act of 2002, and the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)	Tax fees were billed for the following services: tax compliance and international tax guidance.

Pre-Approval Policy

The audit committee adopted pre-approval policies and procedures for audit and non-audit services which the Company’s independent auditors have historically provided. Pursuant to those policies and procedures, the Company’s external auditor cannot be engaged to provide any audit or non-audit services to the Company unless the engagement is pre-approved by the audit committee in compliance with the Sarbanes-Oxley Act of 2002. All fees and services described in the table above were pre-approved pursuant to this policy.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the material elements of the compensation and benefit programs for our executive officers identified in the Summary Compensation Table, or the Named Executive Officers. The compensation committee of the Board of Directors has responsibility for establishing, developing and implementing such programs. Compensation and employment agreements for our Chairman and Chief Executive Officer, Michael O. Johnson, are recommended by the compensation committee and approved by the independent members of our Board of Directors.

How Compensation is Established

The compensation committee approves the compensation and benefits programs for our Named Executive Officers (other than Mr. Johnson) with input from Mr. Johnson and the compensation committee’s compensation consultant. With respect to Mr. Johnson’s compensation, the compensation committee develops its recommendations with the assistance of its compensation consultant without input from management. Mr. Johnson makes recommendations to the compensation committee regarding the pay of the other Named Executives Officers. Recommendations regarding Mr. Johnson’s compensation are developed by the compensation committee and presented to the independent members of the Board of Directors for final approval.

Independent Compensation Consultant

The compensation committee has retained Towers Perrin, a nationally recognized compensation consulting firm, to assist the compensation committee in evaluating executive compensation programs and in setting executive officers’ compensation, although compensation decisions are made solely by the compensation committee. During a portion of 2007, prior to its decision to work with Towers Perrin, the compensation committee had retained Frederic W. Cook & Co., or Cook, another nationally recognized compensation consulting firm. The use of an independent consultant provides additional perspective so that the compensation committee can determine if our executive compensation programs are reasonable and consistent with our objectives (as described in more detail below). The consultant reports directly to the compensation committee. The consultant regularly participates in compensation committee meetings and advises the compensation committee with respect to compensation trends and best practices, plan design, and the reasonableness of individual compensation awards by providing competitive comparison data.

Overall Objectives of Executive Compensation Program

The purpose of our compensation programs for the Named Executive Officers is to attract, motivate and retain highly qualified individuals with the necessary skills to achieve our strategic goals and objectives. To do so, we provide a mix of cash and equity-based compensation (as further described below) to motivate our Named Executive Officers and align their interests with those of our shareholders.

The compensation committee is focused on continuing the assembly of a highly qualified management team to further the achievement of our growth and profitability goals. As such, our compensation programs have been influenced by labor market demands for recruiting experienced executives, frequently from outside our industry. Recruitment and retention of experienced executives generally requires higher pay rates, which is among the factors considered by the compensation committee in selecting the 75th percentile compensation target.

It is the compensation committee’s intent generally to emphasize performance-based compensation, which should vary based on corporate performance. The compensation committee also emphasizes equity-based compensation in order to better align the interests of the Named Executive Officers with the interests of shareholders.

Our executive compensation program is based on the following underlying principles:

•	Compensation plans and payouts should be aligned with the achievement of our strategic business goals;

•	Compensation plans should align the interests of our Named Executive Officers with shareholder’s interests;

•	Compensation programs should assist Herbalife in attracting and retaining highly qualified executives and engaging our Named Executive Officers in supporting our independent distributors and our overall corporate philosophy of “changing people’s lives;” and

•	Compensation programs should reinforce behaviors among our Named Executive Officers that demonstrate our adherence to our corporate Vision, Mission & Values statement.

Competitive Benchmarking

The compensation committee targets total direct compensation (consisting of base salary, annual cash incentive compensation, and long-term equity incentive compensation) for the Named Executive Officers at the 75th percentile as compared to the Herbalife Peer Group (described in more detail below), with the opportunity to earn top-quartile pay for superior performance and with commensurate downside risk for underachievement. The actual target total direct compensation for each Named Executive Officer selected by the compensation committee may be above or below the 75th percentile reflecting the executive’s level in the organization, overall individual contribution, scope of responsibilities and level of experience. These factors are described in more detail below.

Each year the compensation committee assesses the competitiveness of each Named Executive Officer’s target total direct compensation. For 2007 the compensation committee was aided in its assessment by a 2006 study prepared by Cook. The analysis contains competitive comparisons with respect to compensation program design and pay levels versus a direct peer group (the Herbalife Peer Group described below). Also used were two proprietary pay surveys from Cook (the Survey Data) which include non-industry specific information on pay levels and design practices for similarly-sized companies. Each survey consists of information on more than 300 companies across more than 20 different industries, excluding financial services. Data used from each survey reflect companies with revenues between $1 billion and $3 billion or that have been size-adjusted based on Herbalife’s revenue size (approximately $2.1 billion). The Survey Data is not used as a benchmark but, rather, is used to verify that the pay levels reflected in the Herbalife Peer Group are not inconsistent with those of similarly-sized companies generally. For 2007, the Herbalife Peer Group was comprised of 19 corporations, which are either business competitors or corporations with which we compete for employees at the Named Executive Officer level, and which are similar in size to Herbalife, as measured by revenue and market capitalization. At the time of the study in 2006, revenue for the corporations in the Herbalife Peer Group ranged from $955 million to $8.4 billion and market capitalization for such corporations ranged from $462 million to $16.2 billion.

The compensation committee reviews and makes adjustments to the corporations that comprise the Herbalife Peer Group annually to ensure that the Herbalife Peer Group adequately represents companies that compete within the same industry as Herbalife with comparative compensation philosophies and practices, and companies of similar size that are located in geographic regions similar to Herbalife. The compensation committee determined that no changes were necessary for 2007.

The following table presents the Herbalife Peer Group list that was used for 2007.

Herbalife Peer Group

(19 Companies)
• Alberto-Culver Company
• Avon Products, Inc.
• Church & Dwight Co., Inc.
• Corn Products International, Inc.
• Del Monte Corporation
• Elizabeth Arden, Inc.
• Energizer Holdings, Inc.
• Estee Lauder Inc.
• Flowers Foods, Inc.
• Forest Laboratories, Inc.
• International Flavors & Fragrances Inc.
• McCormick and Company, Inc.
• NBTY Inc.
• Nu Skin Enterprises Inc.
• Perrigo Company
• Revlon, Inc.
• The J.M. Smucker Company
• Tupperware Brands Corporation
• Weight Watchers International, Inc.

Internal Equity

In addition to data relating to our compensation peer group, the compensation committee uses internal pay equity to establish pay levels for the Named Executive Officers. We believe that internal pay equity fosters a one-team approach that contributes to corporate success. To achieve this, the compensation committee has developed an executive grading structure. Each executive is assigned to a particular grade based on their relative responsibilities within Herbalife. Each pay grade has a salary range, target incentive opportunity, and a range of long-term equity incentive grant values. This grade structure is then used by the compensation committee as a guideline and starting point for making pay decisions based on the premise that executives with similar responsibilities should have similar compensation opportunities. For 2007, Mr. Johnson was placed in salary grade 1. Mr. Probert was placed in salary grade 2, and the other Named Executive officers were placed in salary grade 3.

Pay Elements

The compensation and benefits programs for our Named Executive Officers consist of:

•	Base salary designed to attract and retain Named Executive Officers over time;

•	Annual cash incentive compensation designed to focus the Named Executive Officers on annual operating achievement that promotes long-term shareholder growth;

•	Long-term equity incentive compensation (including stock appreciation rights and restricted stock units) designed to retain our Named Executive Officers and to align the interests of our Named Executive Officers with the interests of shareholders;

•	Other compensation and benefits designed to attract and retain Named Executive Officers, consisting of:

•	Participation in broad-based and executive-level welfare benefit plans;

•	Participation in tax-qualified and nonqualified deferred compensation plans; and

•	Executive perquisites;

•	Severance arrangements are designed to facilitate our ability to attract and retain executives at the Named Executive Officer level as Herbalife competes for talented employees in a marketplace where such protections are commonly offered for such individuals; and

•	Change in control arrangements are provided to attract and retain executives at the Named Executive Officer level and to focus our Named Executive Officers on shareholder interests when considering strategic alternatives.

Mix of Compensation Elements

Our compensation program for Named Executive Officers is designed to be weighted toward variable (at-risk) rewards and long term equity incentive compensation to drive our Named Executive Officers towards achieving our long-term strategic and financial performance objectives. However, the compensation committee does not target a specified mix of compensation elements.

Base Salaries

Named Executive Officer base salaries are a guaranteed element of the executive’s annual compensation. Base salaries are determined through the competitive benchmarking review described above with 2007 base salaries of each Named Executive Officer established within the top quartile of executives with similar positions within the Herbalife Peer Group in order to attract and retain talented and seasoned executives. Base salaries for Named Executive Officers are reviewed each November in preparation for the upcoming fiscal year. Following the review period, our Chairman and Chief Executive Officer is provided the opportunity to propose to the compensation committee changes in the base salaries for each of the other Named Executive Officers. During this review, the compensation committee, separately and without the involvement of the Chairman and Chief Executive Officer, reviews and, to the extent it determines appropriate, proposes changes to the Chairman and Chief Executive Officer’s base salary to the independent members of the Board of Directors.

The following table summarizes adjustments (if any) made to base salaries for the Named Executive Officers during 2007:

Named Executive Officer	Base Pay

Michael O. Johnson	No change
Gregory Probert	No change
Richard Goudis(1)	Increased by 10% to $577,500
Brett R. Chapman(2)	Increased by 10% to $550,000
Paul Noack	Increased by 22% to $550,000

(1)	Mr. Goudis’ salary was increased by 10% effective August 20, 2007 in recognition of additional responsibilities.

(2)	Mr. Chapman’s salary was increased by 10% effective August 20, 2007 in recognition of additional responsibilities.

(3)	Mr. Noack’s salary was increased by 22% to $550,000 effective as of December 18, 2007 in recognition of the changes in his duties and responsibilities.

Annual Incentive Awards

General

All annual cash-based incentive compensation for our Named Executive Officers is paid under our shareholder-approved Executive Incentive Plan. Under this plan, the compensation committee approves performance criteria for each of our Named Executive Officers for each year no later than March 31 of each such year. Following the end of each year, the compensation committee evaluates corporate and, with respect to Mr. Noack, individual performance, with respect to the performance criteria and determines and certifies the annual incentive payable to each Named Executive Officer based on this performance; provided, however, with respect to Mr. Noack, but not the other Named Executive Officers, the compensation committee retains the discretion to reduce the actual incentive payout based upon the Chief Executive Officer’s overall qualitative review with the compensation committee of Mr. Noack’s performance during the year. Pursuant to the employment agreements between Herbalife and the Named Executive Officers other than Mr. Noack, the annual incentive payable to each executive must be the full amount certified as earned by the compensation committee based upon actual performance as compared to relevant performance criteria. Mr. Nowak’s employment agreement does not contain this requirement.

Targets and Determination

For 2007, annual target incentive award opportunities for the Named Executive Officers were based upon job responsibilities, and the study of comparable positions and award levels within the Herbalife Peer Group. The compensation committee intended for annual incentive compensation payable upon achievement at the “target” level to result in total direct compensation (when added to base salaries and the value of long-term equity incentive awards) at the 75th percentile as compared to the Herbalife Peer Group and for achievement at the “stretch” and “aspirational” levels to result in upper quartile payouts at year end as compared to the Herbalife Peer Group.

For 2007, the compensation committee established a performance goal for each of our Named Executive Officers that was based upon our earnings per share, or EPS. The compensation committee believes that EPS is the most appropriate composite financial measure of overall corporate performance and further aligns the interests of our Named Executive Officers’ interests with those of our shareholders. Achievement of the 100% target level for the EPS goal for 2007 would equal our budgeted earnings per share for the year. Budgeted EPS is built from the “bottom up” based on input from the regions and individual markets as to actual business trends, expected growth trends for the industry in that region, trends of specific distributor methods of operation within that country and the risks and opportunities of achieving the forecasted revenue and expense levels. Historically, since our initial public offering, budgeted EPS for each year has represented a substantial increase over the prior year EPS, presenting a significant challenge to the senior management team to continue improving the Company’s revenue and earnings on a year-over-year basis to achieve the budgeted target.

Mr. Noack’s employment agreement provides that he participates in the Company’s Senior Management Bonus Incentive Plan with payouts based on specific objectives set through the Company’s Performance Management Program. In addition to the EPS goals described above, Mr. Noack’s bonus is dependent, in part, upon the achievement of qualitative performance criteria determined by Mr. Johnson and approved by the compensation committee. For 2007 these qualitative performance criteria consisted of goals related to strategic planning and the evaluation of strategic alternatives, evaluation of programs related to distributors and increasing operating efficiencies.

The budgeted EPS target for 2007 was $2.40 per share, which amount represented a 16.5% increase over our EPS for the preceding fiscal year (adjusted for certain one-time items), and exceeds the expected EPS growth rates for our industry and our business and financial competitors.

The following table describes the potential annual incentive awards for 2007 for our Named Executive Officers based upon specified levels of performance:

Earnings Per Share	$2.40	$2.50	$2.59	$2.69	$2.78	$2.88	$2.98
% of Targeted Achievement	100%	104%	108%	112%	116%	120%	124%
Named Executive	Award Payout (Expressed as a Percentage of Base Salary) at Various Company Performance Levels (Expressed as% of Target EPS Goal)
Michael O. Johnson (regular)	112.50%	131.25%	150.00%	150.00%	150.00%	150.00%	150.00%
Michael O. Johnson (alternative)	37.50%	43.75%	50.00%	50.00%	50.00%	50.00%	50.00%
Gregory L. Probert	100.00%	150.00%	170.00%	180.00%	190.00%	195.00%	200.00%
Richard P. Goudis	50.00%	75.00%	90.00%	95.00%	100.00%	100.00%	100.00%
Brett R. Chapman	50.00%	75.00%	90.00%	95.00%	100.00%	100.00%	100.00%
Paul Noack	50.00%	75.00%	90.00%	95.00%	100.00%	100.00%	100.00%

*	In addition to the figures shown in this table, in 2007 Mr. Johnson (but none of the other Named Executive Officers) would have received an annual incentive payout (including both the regular and alternative bonus target) equal to 37.5% of his base salary for achievement of between 80% and 85% of the EPS target, 56.3% of his base salary for achievement of between 85% and 90% of the EPS target, 75% of his base salary for achievement of between 90% and 95% of the EPS target and 112.5% of his base salary for achievement of between 95% and 100% of the EPS target. As described above, none of the Named Executive Officers other than Mr. Johnson were entitled to an annual incentive payout if we did not achieve the 100% EPS target.

Based on the actual 2007 financial achievement of $2.71 EPS and, for Mr. Noack, achievement of 100% of his qualitative performance criteria for 2007, the compensation committee reviewed and approved incentive payouts to each of the Named Executive Officers at the 112% achievement tier of the incentive schedule from above. The specific incentive amounts are referenced in the Summary Compensation Table.

Pursuant to his employment agreement, Mr. Johnson’s annual incentive award is composed of two annual incentive programs, the “regular” and the “alternate” performance targets. Mr. Johnson’s employment is structured in this manner to allow the compensation committee a degree of flexibility in structuring Mr. Johnson’s annual incentive award since the “regular” performance target (but not the “alternate” performance target) must be based on EPS. However, the compensation committee established for 2007 (and for prior years) goals under both the “regular” and the “alternative” performance targets that are identical to each other and to the goals established for each of the other Named Executive Officers in order to foster a one team ideal and to ensure that all of our Named Executive Officers are driving towards the same objectives. The compensation committee reviews the alternative performance target annually with Mr. Johnson and makes changes to the relevant target metric as it deems appropriate.

We do not currently have a policy requiring a fixed course of action with respect to compensation adjustments following later restatements of financial performance targets. Under those circumstances, the compensation committee would evaluate whether such adjustments are appropriate based upon the facts and circumstances surrounding the restatement and the existing laws.

Long Term Incentive Awards

Long-term equity-based awards were provided to Named Executive Officers in 2007 under our 2005 Stock Incentive Plan. The compensation committee believes these incentives foster the long-term perspective necessary for continued growth and success. Our long-term incentives are designed to ensure our Named Executive Officers are dedicated to and focused on growing shareholder value and to better align their interests with the interests of our shareholders.

As disclosed in the Grants of Plan-Based Awards table below, during 2007, we awarded two forms of long term incentives — stock-settled stock appreciation rights (SARs) and time-vested restricted stock units (RSUs). SARs represented 70% of the total long-term incentive opportunity and RSUs represented 30%. Stock-settled SARs are substantially similar to stock options and provide an opportunity for Named Executive Officers to earn additional compensation only if our share price increases and the Named Executive Officers remain employed by Herbalife during the period required for the SARs to vest. RSUs align the interests of Named Executive Officers with the interests of shareholders through stock ownership, increase the reward to the Named Executive Officers when our share price increases (and vice versa), and serve as a retention tool for the Named Executive Officers. The Compensation Committee elected to move more of the value of the long term grants into the form of SARs (from RSUs) in order to increase the performance alignment of the program, because SARs carry a higher risk to the executive of delivering no additional compensation unless the share price increases.

Our approach toward establishing long-term equity-based incentive compensation grant levels was to first establish the value of the equity-based compensation awards to be delivered to each Named Executive Officer based upon competitive grant levels (as determined by reference to the Herbalife Peer Group), the scope of each executive’s responsibility, each executive’s individual contribution to Herbalife’s success, and the level of prior awards granted to the executive. Long term incentives are benchmarked to the Herbalife Peer Group at the 75th percentile. Using this target value, the compensation committee, with the assistance of its consultant, used a Black-Scholes pricing model to translate the dollar valuation into a blend of 70% SARs and 30% RSUs. In determining the actual number of shares subject to each award in 2007, a premium was placed on RSUs given the relative value of an RSU compared to an SAR to recognize the different risk profile of each award, which resulted in one RSU equaling the value of three SARs.

The base price for the SARs equaled 100% of the per share fair market value (closing share price) of our common shares on the grant dates. The SARs have a ten-year term and vest based upon continued employment over three years at the rate of 20% on the first anniversary of the award, 20% on the second anniversary of the award, and 60% on the third anniversary of the award. This three-year vesting schedule, effective for all recipients beginning with the 2007 annual equity award cycle, is a change from prior years where the SARs were subject to a five- year quarterly vesting schedule. The change was made after the compensation committee considered the relative impact of various vesting schedules on retention and determined that a three year, back-loaded schedule will be more effective. The RSUs awarded to the Named Executive Officers vest over a three-year period based upon continued employment, one-third per year on each anniversary of the vesting commencement date. Dividend equivalents are paid with respect to vested and unvested RSUs.

Summary of Mix of Compensation Elements for 2007

As a result of the specific compensation information and decisions described above and consistent with the compensation committee’s guiding principles as described above, the resulting mix of compensation elements provided to our Named Executive Officers for 2007 evidenced a balance between annual and long-term compensation elements and a weighting towards more variable (rather than fixed) compensation elements. The compensation committee views the annual vs. long term mix of compensation as appropriate in balancing the short and long term decision making focus of our Named Executive Officers. The compensation committee views the mix of fixed vs. variable compensation as consistent with managing a high growth company. The following table sets forth the actual mix of compensation elements provided to each of our Named Executive Officers in 2007:

	Proportional Mix of		Proportional Mix of
	Annual vs. Long-term		Fixed vs. Variable
	Annual(1)	Long-Term(2)	Fixed(3)	Variable(4)

Michael O. Johnson	51%	49%	30%	70%
Gregory Probert	48%	52%	31%	69%
Richard Goudis	64%	36%	43%	57%
Brett R. Chapman	65%	35%	43%	57%
Paul Noack	41%	59%	48%	52%

(1)	For purposes of this table annual compensation includes base salary and annual incentive payouts as disclosed in the Summary Compensation Table below.

(2)	For purposes of this table long-term compensation is comprised of equity-based compensation awards granted in 2007 the value of which is reported in the Grants of Plan-Based Awards Table below.

(3)	For purposes of this table fixed compensation (i.e., compensation elements that are earned solely by continued employment over a specified period of time) includes base salary and restricted stock unit awards.

(4)	For purposes of this table variable compensation (i.e., compensation elements that we consider to be at-risk based upon corporate performance) includes annual incentive payouts and the grant-date fair value of stock appreciation right awards calculated in accordance with FAS 123(R).

The December 18, 2007 employment agreement between the company and Mr. Noack provides that, in addition to Mr. Noack’s annual equity grant, he received a one-time discretionary grant of 20,000 SARs and 10,000 RSUs under the Herbalife Ltd. 2005 Stock Incentive Plan, which shall vest and otherwise be governed according to the terms of the 2005 Plan and the underlying SAR and RSU Unit Award Agreements provided separately to Mr. Noack. This award was provided in recognition of Mr. Noack’s increased responsibilities and his agreement to relocate to Hong Kong.

Equity Award Grant Policy

In 2007, the annual grant of SARs and RSUs to the Named Executive Officers and other executives was made in May 2007 at a meeting of the compensation committee. The Company generally conducts its annual grant award process at a time subsequent to the release of financial results for the preceding year. The Company is reviewing the feasibility of setting a defined date for the purpose of authorizing stock awards for the annual award process. We currently operate a monthly grant approval process where awards are authorized for new hires, certain selected retention situations, and to newly promoted executives. All equity compensation awards to our Named Executive Officers and other executives are granted based on our equity grant policy, which was approved by the compensation committee. The policy provides that the exercise price of all stock options or stock appreciation rights granted to executives will be established as the closing stock price on the date the awards are granted.

Hedging

The Company currently has a policy that prohibits executives from entering into hedging transactions that would operate to lock-in the value of their equity compensation awards at specified levels.

Stock Ownership Guidelines

Aligning interests between officers and shareholders is a major component of our compensation philosophy. A significant portion of each Named Executive Officer’s compensation is paid in form of equity-based incentive compensation awards. The compensation committee believes this is an appropriate and beneficial condition for alignment purposes and is an incentive for long term achievement and individual retention.

After the end of our 2007 fiscal year, in February 2008, the compensation committee adopted the following guidelines for ownership of our common shares by the Named Executive Officers. The CEO is encouraged to acquire and hold a number of Common Shares equal to five times his base salary within five years following the adoption of these guidelines. The remaining Named Executive Officers are encouraged to acquire and hold a number of Common Shares equal to two times their respective base salaries within five years following the adoption of these guidelines.

Benefits and Perquisites

U.S.-based employees, including the Named Executive Officers, participate in a variety of savings, health and welfare, and paid time-off benefits designed to enable Herbalife to attract and retain its workforce in a competitive marketplace. Health and welfare and paid time-off benefits help ensure that Herbalife has a productive and focused workforce through reliable and competitive health and other benefits. Savings plans help employees, especially long-service employees, save and prepare financially for retirement.

In addition, our Named Executive Officers are eligible to participate in welfare benefit programs we offer in general to our executive officers. These benefits are as follows:

•	Executive Health Benefits — We value executive health and strive to support a healthy lifestyle among our Named Executive Officers. As such we provide the following executive-level welfare benefits:

•	Executive Medical Reimbursement — We provide certain senior executives with a supplemental reimbursement program to our existing medical insurance program. These reimbursement payments can be used to pay for deductibles, co-pays, and pharmacy expenses not covered by our medical insurance plan. The maximum supplemental reimbursement under this plan is $6,000 per executive per year. We also provide our executives with a gross-up payment for all income and employment taxes incurred in connection with this benefit.

•	Executive Physical — We provide our executives with an annual health screening evaluation. We have arranged services with the Executive Health Department at UCLA, although this program allows executives to use other qualified medical practitioners for the annual health screening. The services are voluntary and confidential. We provide for a reimbursement of up to $2,000 annually for each executive under this program.

•	Executive Wellness — We provide a $2,000 annual benefit to executives for the purchase of fitness training equipment, personal training services and other reasonable products or services that support physical conditioning. We provide our executives with a gross-up payment for all income and employment taxes incurred in connection with this benefit.

•	Financial Planning — We reimburse our Named Executive Officers for financial counseling and tax preparation. This benefit is intended to encourage executives to engage knowledgeable experts to assist with personal financial and tax planning, which we believe benefits Herbalife. The benefit for Mr. Johnson is up to $20,000 per year; the other Named Executive Officers receive a benefit of up to $15,000 per year.

•	Personal Use of Aircraft — The board of directors has approved the use of chartered aircraft for business purposes by certain corporate executives including Mr. Johnson (Herbalife does not lease or own an aircraft). The compensation committee has also approved limited personal use of such chartered aircraft by Mr. Johnson. This benefit provides better security for Mr. Johnson, allows him to devote additional time to Herbalife business, and addresses his often complex travel logistics. After the end of our 2007 fiscal year, in March 2008, the Company discontinued this benefit to Mr. Johnson, effective March 31, 2008.

•	Retirement benefits — Our Named Executive Officers participate in our tax-qualified 401(k) Plan and our Senior Executive Deferred Compensation Plan described in more detail under “— Non-Qualified Deferred Compensation Plans” on page 44. We maintain these plans for the purposes of providing a competitive benefit, allowing Named Executive Officers an opportunity to defer compensation to encourage our Named Executive Officers to save for retirement.

•	Employee Stock Purchase Plan — Our Named Executive Officers participate in our Employee Stock Purchase Plan (or ESPP). The ESPP allows generally all employees and officers to purchase Common Shares through payroll deductions of up to 10 percent of their annual, eligible compensation up to a maximum of $25,000 per year. The price of Common Shares purchased under the ESPP is equal to 85 percent of the fair market value of the Common Shares on the specified purchase date. No Common Shares were purchased under the ESPP in the year ended December 31, 2007. We maintain the ESPP for the purpose of providing eligible employees of the Company and its subsidiaries with an opportunity to participate in the Company’s success by purchasing the Company’s common shares though payroll deductions. No offerings were made under the ESPP in 2007.

Employment Agreements

The current employment agreement between Herbalife and Mr. Johnson was entered into prior to our initial public offering in December 2004. During 2007, each of our Named Executive Officers was party to employment agreements with Herbalife. Those agreements establish the terms and conditions for the employment relationship each executive has with Herbalife and specifies compensation, executive benefits, severance provisions, change in control provisions, preservation of confidential and proprietary information, non-solicitation, non-disparagement, and other conditions. The compensation committee periodically reviews the competitiveness of its severance and change in control arrangements as and when the employment agreements with our Named Executive Officers near the end of their stated terms. In 2005, the compensation committee’s compensation consultant engaged in an in-depth competitive analysis of the employment agreements between Herbalife and each of Messrs. Probert, Goudis and Chapman, which formed the basis of the amended employment agreements entered into with those executives in 2006 and which were in effect during 2007.

On December 18, 2007, the Company entered into an employment agreement with Mr. Noack, effective as of December 3, 2007, pursuant to which he ceased serving as the Company’s Chief Strategic Officer and began serving as the Company’s Managing Director, Asia-Pacific region. He has agreed to relocate to Hong Kong in connection with the execution of the agreement.

Severance Arrangements

The Named Executive Officers are eligible for the benefits and payments if their employment terminates for various reasons or as a result of a change in control of Herbalife. The Company has provided this benefit to the Named Executive Officers to allow them to focus on strategic alternatives and increased shareholder value without concern for the impact on their continued employment. Separation benefits include cash payments and other benefits in an amount the Company believes is appropriate, taking into account the time it is expected to take a separated executive to find another job. Separation benefits are intended to ease the consequences to the executive of an unexpected termination of employment. Herbalife benefits by requiring a general release, non-compete and non-solicitation provisions in connection with the individual separation agreements.

We consider it likely that it will take more time for higher-level employees to find new employment commensurate with their prior experience, and therefore senior management generally are paid severance for a longer period. Additional payments may be approved by the compensation committee in some circumstances as a result of negotiation with executives, especially where Herbalife desires particular non-disparagement, cooperation with litigation, non-competition and non-solicitation terms.

The employment agreements for each executive specifically details various provisions for benefits and cash payments in the event of a separation. Generally, these agreements specify conditions and benefits within the following categories: death, disability, termination by Herbalife for cause; resignation by the executive without good reason; resignation by the executive with good reason, and termination by Herbalife without cause.

Other Change in Control Arrangements

We also have change in control provisions in the equity compensation awards granted to four of our Named Executive Officers, Messrs. Johnson, Probert, Goudis and Chapman. In general, these arrangements provide for benefits upon a termination of the Named Executive Officer’s employment in connection with a change in control, although a portion of the benefits are triggered solely upon the occurrence of a change in control of Herbalife. These arrangements are intended to preserve morale and productivity and encourage retention in the face of the disruptive impact of a change in control of Herbalife. In addition, change in control benefits encourage our Named Executive Officers to remain focused on our business and the interests of our shareholders when considering strategic alternatives. Based on a competitive analysis of the change in control arrangements maintained by the corporations in the Herbalife Peer Group, the compensation committee believes that these benefits are customary among the Herbalife Peer Group for executives in similar positions as the Named Executive Officers.

Please refer to the discussion on page 34 under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards” for a more detailed discussion of our severance and change in control arrangements.

Tax Implications

Section 162(m) of the Code

Section 162(m) of the Code limits deductions for certain executive compensation in excess of $1,000,000 in any fiscal year. Certain types of compensation are deductible only if performance criteria are specified in detail and payments are contingent on stockholder approval of the compensation arrangement. We attempt to structure our compensation arrangements to achieve deductibility under Section 162(m), unless the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. The compensation committee will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the compensation committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be deductible under Section 162(m). Thus, deductibility will not be the sole factor used by the compensation committee in ascertaining appropriate levels or modes of compensation.

In 2007, all annual incentive plan payments and SAR awards qualified as performance-based compensation under Section 162(m).

Section 280G of the Code

Section 280G of the Code disallows a company’s tax deduction for what are defined as ’excess parachute payments’ and Section 4999 of the Code imposes a 20% excise tax on any person who receives excess parachute payments in connection with a change in control. Our Named Executive Officers (other than Mr. Noack) as part of their employment agreements would be provided with tax gross-up payments in the event their change in control payments become subject to this excise tax. The compensation committee believes that the provision of tax gross-up protection is appropriate and necessary for executive retention and consistent with the current practices of the Herbalife Peer Group. Please refer to the discussion on page 45 under “— Potential Payments upon Termination or Change in Control” for more detail on the potential gross-up payments and lost tax deductions.

Compensation Committee Report

The compensation committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussion with management, the compensation committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS

Richard P. Bermingham, Chairman
Colombe M. Nicholas
Valeria Rico

Executive Officers of the Registrant

Name	Age	Position with the Company	Officer Since

Michael O. Johnson	53	Chief Executive Officer, Director, and Chairman of the Board	2003
Gregory Probert	51	President, Chief Operating Officer	2003
Richard Goudis	46	Chief Financial Officer	2004
Brett R. Chapman	52	General Counsel and Corporate Secretary	2003
Paul Noack	46	Managing Director, Asia-Pacific Region	2004

Michael O. Johnson is Chairman and Chief Executive Officer of the Company. Mr. Johnson joined the Company in April 2003 after 17 years with The Walt Disney Company, where he most recently served as President of Walt Disney International, and also served as President of Asia Pacific for The Walt Disney Company and President of Buena Vista Home Entertainment. Mr. Johnson has also previously served as a publisher of Audio Times magazine, and has directed the regional sales efforts of Warner Amex Satellite Entertainment Company for three of its television channels, including MTV, Nickelodeon and The Movie Channel. Mr. Johnson formerly served as a director of Univision Communications, Inc., a television company serving Spanish-speaking Americans and currently serves on the board of Loyola High School of Los Angeles. Mr. Johnson received his Bachelor of Arts in Political Science from Western State College.

Gregory Probert is President and Chief Operating Officer of the Company. Mr. Probert joined the Company in August 2003, after serving as President and CEO of DMX MUSIC for over 2 years. Mr. Probert joined DMX MUSIC after serving as Chief Operating Officer of Planet Lingo from January 2000 to November 2000, where he led the team that designed and built the company’s first product, an online conversational system for the $20 billion ESL market in Japan. Immediately prior to Planet Lingo, Mr. Probert spent 12 years with The Walt Disney Company, where he most recently served as Executive Vice President and Chief Operating Officer for the $3.5 billion Buena Vista Home Entertainment worldwide business. Mr. Probert’s positions with The Walt Disney Company also included service as Executive Vice President and Managing Director of the International Home Video Division, Senior Vice President and Managing Director of Buena Vista Home Entertainment, Asia Pacific Region, based in Hong Kong, and Chief Financial Officer of Buena Vista International, Disney’s international theatrical distribution arm, among others. Mr. Probert received his Bachelor of Science from the University of Southern California and his MBA from California State University, Los Angeles.

Richard Goudis is Chief Financial Officer of the Company. Mr. Goudis joined the Company in June 2004 after serving, from 1998 to 2001, as the Chief Operating Officer of Rexall Sundown, a Nasdaq 100 company that was sold to Royal Numico in 2000. After the sale to Royal Numico, Mr. Goudis had operations responsibility for all of Royal Numico’s U.S. investments, including General Nutrition Centers, or GNC, Unicity International and Rexall Sundown. From 2002 to May 2004, Mr. Goudis was a partner at Flamingo Capital Partners, a firm he founded with several retired executives from Rexall Sundown. Prior to working at Rexall Sundown, Mr. Goudis worked at Sunbeam Corporation and Pratt & Whitney. Mr. Goudis graduated from the University of Massachusetts with a degree in Accounting and he received his MBA from Nova Southeastern University.

Brett R. Chapman is General Counsel and Corporate Secretary of the Company. Mr. Chapman joined the Company in October 2003 after spending thirteen years at The Walt Disney Company, most recently as its Senior Vice President and Deputy General Counsel, with responsibility for all legal matters relating to Disney’s Media Networks Group, including the ABC Television Network, the company’s cable properties including The Disney Channel and ESPN, and Disney’s radio and internet businesses. Prior to working at The Walt Disney Company, Mr. Chapman was an associate at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Chapman received his Bachelor of Science and Master of Science in Business Administration from California State University, Northridge and his Juris Doctorate from Southwestern University School of Law.

Paul Noack is the Company’s Managing Director, Asia-Pacific region. Mr. Noack joined the Company in January 2004, as Senior Vice President, Corporate Planning and Strategy, was promoted to Chief Strategic Officer in 2006 and assumed his current position in December 2007. Prior to joining the Company, Mr. Noack spent 3 years at DMX MUSIC as Senior Vice President and Chief Strategic Officer with responsibility for the company’s strategic alliances and international operations in Asia, Japan, Latin America and Canada. Prior to working at DMX MUSIC, Mr. Noack served as Senior Managing Director of Knightsbridge Holdings, a San Francisco based merchant banking company and spent 11 years at The Walt Disney Company. Mr. Noack holds a B.A. from St. Johns University.

2007 Summary Compensation Table

The following table sets forth the total compensation for the fiscal years ended December 31, 2007 and 2006, of the Company’s Chairman and Chief Executive Officer, Chief Financial Officer and each of the three other most highly compensated executive officers. These individuals, including the Chairman and Chief Executive Officer and Chief Financial Officer are collectively referred to in this proxy statement as the Named Executive Officers.

						Non-Equity
						Incentive
				Stock	Option	Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(1)	($)(2)	($)(3)	($)

Michael O. Johnson	2007	$1,100,002	—	$327,228	$1,445,134	$2,200,000	$417,248	$5,489,612
Chairman and Chief Executive Officer	2006	1,100,002	—	124,520	847,084	2,200,000	284,115	4,555,721
Gregory Probert	2007	749,998	—	297,320	1,397,025	1,350,000	63,800	3,858,143
President and Chief Operating Officer	2006	793,075	—	150,021	870,065	1,275,000	54,537	3,142,698
Brett R. Chapman	2007	517,308	—	109,849	437,796	522,500	40,040	1,627,493
General Counsel and Corporate Secretary	2006	524,625	—	36,374	380,627	475,000	30,717	1,447,343
Richard Goudis	2007	543,173	—	252,079	440,012	548,625	93,741	1,877,630
Chief Financial Officer	2006	540,385	—	61,184	380,177	498,750	55,216	1,535,712
Paul Noack	2007	455,769	—	298,379	713,410	427,500	55,404	1,950,462
Managing Director, Asia-Pacific region	2006	441,923	—	186,777	451,612	426,000	36,642	1,542,954

(1)	Amounts are calculated based on provisions of SFAS No 123R, “Share Based Payments.” See note 9 of the notes to consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 regarding assumptions underlying valuation of equity awards.

(2)	Bonus amounts determined as more specifically discussed under “— Compensation Discussion and Analysis — Annual Incentive Awards — Targets and Determination.”

(3)	Individual breakdowns of amounts set forth in “All Other Compensation” for 2007 are as follows:

	Deferred
	Compensation	Personal Use of			Total All
	Plan Matching	Company		Other	Other
	Contributions	Paid Private	Executive	Benefits(1)	Compensation
Name	$	Aircraft $	Medical Plans	$	$

Michael O. Johnson	$33,000	$349,795	$26,363	$8,090	$417,248
Gregory Probert	22,500	—	30,317	10,983	63,800
Brett R. Chapman	—	—	28,233	11,807	40,040
Richard Goudis	16,295	—	26,363	51,083	93,741
Paul Noack	13,500	—	17,657	24,247	55,404

(1)	“Other Benefits” includes Company contributions with respect to each Named Executive Officer under the Company’s Executive Long-Term Disability Plan, Executive Life Insurance Plan and 401(k) Tax-Sheltered Savings Plan. Amounts also include financial advisory services for Messrs. Chapman, Goudis and Probert.

With respect to Mr. Goudis and Mr. Noack, such financial advisory services were in the amount of $41,503 and $15,373, respectively.

2007 Grants of Plan-Based Awards

The following table sets forth all grants of plan-based awards made to the Named Executive Officers during the fiscal year ended December 31, 2007. For further discussion regarding the grants under “— Compensation Discussion and Analysis — Annual Incentive Awards — Long Term Incentive Awards.”

					All Other	All Other
					Stock	Option
					Awards:	Awards:	Exercise	Grant Date
					Number of	Number of	or Base	Fair Value
		Estimated Future Payouts Under Non-			Shares of	Securities	Price of	of Stock and
		Equity Incentive Plan Awards			Stock or	Underlying	Option	Stock Option
	Grant	Threshold	Target	Maximum	Units	Options	Awards	Awards(1)
Name	Date	($)	($)	($)	(#)	(#)	($/sh)	($)

Michael O. Johnson		$412,500	$1,650,000	$2,200,000
	5/29/2007					145,000	$40.25	$2,294,419
	5/29/2007				20,700			$833,175
Gregory Probert		750,000	750,000	1,500,000
	5/29/2007					105,000	$40.25	$1,661,476
	5/29/2007				15,000			$603,750
Brett R. Chapman		275,000	275,000	550,000
	5/29/2007					26,083	$40.25	$412,726
	5/29/2007				4,398			$177,019
Richard Goudis		288,750	288,750	577,500
	5/29/2007					26,083	$40.25	$412,726
	5/29/2007				4,398			$177,019
Paul Noack		225,000	225,000	450,000
	5/29/2007					26,083	$40.25	$412,726
	12/31/2007					20,000	$40.28	$289,172
	5/29/2007				4,398			$177,019
	12/31/2007				10,000			$402,800

(1)	Computed by measuring the fair value of the award on the grant date pursuant to the provisions of SFAS 123R, “Share Based Payments.” See note 9 of the notes to consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 regarding assumptions underlying valuation of the equity awards.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards

We have entered into employment agreements with each of the Named Executive Officers as well as award agreements with respect to grants made under the 2005 Plan, certain terms of which, including in respect of payments due upon termination or a change in control of the Company, are summarized below. A more detailed break down of payments that would be due to the Named Executive Officers in connection with certain terminations or a change in control of the Company is set forth under “— Potential Payments Upon Termination or Change in Control.”

Michael O. Johnson.  Our subsidiaries, Herbalife International, Inc., or Herbalife International, and Herbalife International of America, Inc., or Herbalife America, entered into an executive employment agreement with Mr. Johnson effective as of April 3, 2003, as amended, or the Johnson Employment Agreement, pursuant to which he serves as the Company’s Chairman and Chief Executive Officer. Under the terms of the Johnson Employment Agreement, Mr. Johnson’s employment will continue until it is terminated for any of a variety of reasons including death, disability, termination by Herbalife International and Herbalife America with or without Cause, termination by Mr. Johnson with or without Good Reason and termination in connection with certain organic transactions.

Pursuant to the Johnson Employment Agreement, Mr. Johnson currently receives an annual salary of $1,100,000. Mr. Johnson is also eligible to receive an annual cash bonus in an amount based on targets, that are established annually by the Board of Directors. Mr. Johnson’s annual bonus for the fiscal year ending December 31, 2007, was $2,200,000 and was dependent on the Company’s 2007 earnings per share. In addition to his salary and bonus, Mr. Johnson is also entitled to participate in or receive benefits under each benefit plan or arrangement made available to the Company’s senior executives on terms no less favorable than those generally applicable to senior executives of Herbalife International and Herbalife America. In 2007 Mr. Johnson also received grants of 145,000 stock appreciation rights and 20,700 stock units, as more fully described under “— 2007 Grants of Plan Based Awards.”

In the event of any Change of Control, 50% of the then invested stock options, stock appreciation rights and stock units granted to Mr. Johnson on or after May 1, 2005 will become immediately vested and exercisable. As of December 31, 2007 the market value of 50% of the stock options, stock appreciation rights and stock units granted but not yet vested was $8.8 million. If, following any Change of Control, all or any portion of the options, stock appreciation rights and/or stock units remain outstanding and Mr. Johnson’s employment is terminated other than by reason of Mr. Johnson’s resignation without Good Reason or termination by the Company for Cause at any time following such Change of Control, 100% of any such outstanding awards will immediately vest and, to the extent applicable, become exercisable. In the event Mr. Johnson’s employment is terminated by reason of Mr. Johnson’s death or disability or during the 90 day period before a Change of Control, 100% of the awards will vest and, to the extent applicable, become exercisable. As of December 31, 2007 the market value of all unvested options and stock units was $17.7 million.

Upon termination of Mr. Johnson’s employment by Herbalife International and Herbalife America for Cause, or by Mr. Johnson without Good Reason, Mr. Johnson would be entitled to his then current accrued and unpaid base salary through the effective date of termination as well as 100% of any accrued and unpaid bonus for any years preceding the year of termination, however not for the year of termination. Mr. Johnson would also be entitled to any rights that may exist in his favor to payment of any amount under any employee benefit plan or arrangement of Herbalife International or Herbalife America, other than those set forth in the Johnson Employment Agreement, in accordance with the terms and conditions of any such employee benefit plan or arrangement.

Upon termination of Mr. Johnson’s employment by Herbalife International and Herbalife America without Cause, or by Mr. Johnson for Good Reason, in addition to the benefits described in the preceding paragraph, Mr. Johnson would also be entitled to an additional amount equal to two years’ base salary and bonus for the year of termination, which in total would be currently equal to $4,400,000, payable in twenty four equal monthly installments.

In the event that Mr. Johnson’s employment with Herbalife International and Herbalife America is terminated by Herbalife International and Herbalife America without Cause, or by Mr. Johnson for Good Reason, during the period beginning 90 days prior to and ending 90 days following a Sale Event and such Sale Event results in the cancellation or termination of Mr. Johnson’s stock options, or in the event that Mr. Johnson delivers written notice of his resignation upon the consummation of or within 90 days following such a Sale Event, in addition to the benefits described in the preceding two paragraphs, Mr. Johnson would also be entitled to an additional amount based on his then current base salary and the current option holdings, if any.

Gregory Probert.  We have also entered into an executive employment agreement with Mr. Probert, or the Probert Employment Agreement, effective on October 10, 2006, through our subsidiary Herbalife America. Pursuant to the Probert Employment Agreement, Mr. Probert serves as the Company’s President and Chief Operating Officer. The base salary for Mr. Probert, effective January 1, 2007, is $750,000. If the Company’s Chief

Executive Officer’s salary is increased, then Mr. Probert’s salary set forth above shall be increased by the same percentage. However, if in any given year Mr. Probert accepts an increase in base salary of a greater percentage than that received by the Chief Executive Officer, then Mr. Probert’s salary shall no longer be tied to any increases in the Chief Executive Officer’s salary. Should the Company adopt an across-the-board reduction in salaries for senior executives and its Chief Executive Officer, then Mr. Probert’s salary shall be reduced by a percentage equal to the smallest percentage reduction imposed on any senior executive or the Chief Executive Officer, but in no case shall such reduction exceed ten percent.

Mr. Probert is entitled to participate in the Company’s employee benefit plans and arrangements made available to the Company’s most senior executives, as well as the Company’s long-term incentive plan for senior executives. Pursuant to the Probert Employment Agreement, should the Company achieve certain targets established by the compensation committee Mr. Probert shall be entitled to a target bonus of no less than 100% of his annual salary for the year in question. Mr. Probert received an annual cash bonus of $1,350,000 for the fiscal year ended December 31, 2007 as well as grants of 105,000 stock appreciation rights and 15,000 stock units, as more fully described under “— 2007 Grants of Plan Based Awards.”

If Mr. Probert is terminated by the Company without Cause or resigns for Good Reason, he is entitled to be paid a lump sum amount equal to two times the then-current annual salary, currently equal to $1,500,000, in addition to all other accrued but unpaid entitlements. However, Mr. Probert shall not be entitled to such lump sum payment of salary should his employment terminate subsequent to his 65th birthday. The Company will also provide Mr. Probert with outplacement services for up to six months by a provider selected and paid for by the Company in an amount not to exceed $20,000. If Mr. Probert is terminated by the Company without Cause, resigns for Good Reason, or retires, dies, or resigns as a result of a disability, he will be entitled to receive a pro rata bonus payment, at such time bonuses are paid to the Company’s other senior executives, based on the number of months worked in the applicable year. As a precondition to the Company’s obligation to pay the amounts described above, Mr. Probert must execute a general release of claims. If the effective date of such termination without Cause or resignation for Good Reason occurs during a “trading blackout” or “quiet period” with respect to Common Shares or if the Company determines, upon the advice of legal counsel, that Mr. Probert may not trade in Common Shares on the effective date of such termination due to his possession of material non-public information, and in each case the restriction or prohibition continues for a period of at least twenty consecutive calendar days, Mr. Probert will be paid an additional lump sum amount equal to $250,000.

Upon the occurrence of a Change of Control, 50% of all unvested stock options, stock appreciation rights and stock units granted to Mr. Probert shall immediately vest; however, the compensation committee of the Board of Directors may, in its sole discretion, accelerate the vesting of additional stock options, stock appreciation rights and stock units upon the occurrence of a Change of Control. As of December 31, 2007 the market value of 50% of all unvested options, stock appreciation rights and stock units were $5.8 million. Should Mr. Probert’s employment be terminated for any reason other than for Cause or resignation without Good Reason within the 90-day period preceding a Change of Control or at any time after a Change of Control, then all of his unvested stock options, stock appreciation rights and stock units shall vest as of the effective date of the termination. Except as set forth in the immediately preceding sentence, should Mr. Probert’s employment be terminated for any reason other than for Cause or resignation without Good Reason and at the time of such termination Mr. Michael O. Johnson is no longer serving as the Company’s Chief Executive Officer, then 50% of Mr. Probert’s unvested stock options, stock appreciation rights and stock units shall vest immediately prior to such termination. If Mr. Probert’s employment is terminated as a result of his death or disability, all unvested stock options, stock appreciation rights and stock units will vest as of the date of such termination. Except as set forth above, all unvested stock options, stock appreciation rights and stock units shall be forfeited upon the termination of Mr. Probert’s employment with the Company. As of December 31, 2007 the market value of all unvested options and stock units was $11.6 million.

Brett R. Chapman.  We have also entered into an executive employment agreement with Mr. Chapman, or the Chapman Employment Agreement, effective on October 10, 2006, through our subsidiary Herbalife America. Pursuant to the Chapman Employment Agreement, Mr. Chapman serves as Herbalife America’s General Counsel and Corporate Secretary. The base salary for Mr. Chapman, effective August 20, 2007, is $550,000. If the Company’s Chief Executive Officer’s salary is increased, then Mr. Chapman’s salary set forth above shall be increased by the same percentage. However, if in any given year Mr. Chapman accepts an increase in base salary of a greater percentage than that received by the Chief Executive Officer, then Mr. Chapman’s salary shall no longer be tied to any increases in the Chief Executive Officer’s salary. Should the Company adopt an across-the-board reduction in salaries for senior executives and its Chief Executive Officer, then Mr. Chapman’s salary shall be reduced by a percentage equal to the smallest percentage reduction imposed on any senior executive or the Chief Executive Officer, but in no case shall such reduction exceed ten percent.

Mr. Chapman is entitled to participate in the Company’s employee benefit plans and arrangements made available to the Company’s most senior executives, including the Chief Operating Officer but excluding the Chief Executive Officer, as well as the Company’s long-term incentive plan for senior executives, including the Chief Operating Officer but excluding the Chief Executive Officer. Pursuant to the Chapman Employment Agreement, should the Company achieve certain targets established by the compensation committee, Mr. Chapman shall be entitled to a target bonus of no less that 50% of his annual salary for the year in question. Mr. Chapman received an annual cash bonus of $522,500 for the fiscal year ended December 31, 2007 as well as grants of 26,083 stock appreciation rights and 4,398 stock units, as more fully described under “— 2007 Grants of Plan Based Awards.”

If Mr. Chapman is terminated by the Company without Cause or resigns for Good Reason, he is entitled to be paid a lump sum amount equal to two times the then-current annual salary, currently equal to $1,100,000, in addition to all other accrued but unpaid entitlements. The Company will also provide Mr. Chapman with outplacement services for up to six months by a provider selected and paid for by the Company in an amount not to exceed $20,000. If Mr. Chapman is terminated by the Company without Cause, resigns for Good Reason, or retires, dies, or resigns as a result of a disability, he will be entitled to receive a pro rata bonus payment, at such time bonuses are paid to the Company’s other senior executives, based on the number of months worked in the applicable year. As a precondition to the Company’s obligation to pay the amounts described above, Mr. Chapman must execute a general release of claims. If the effective date of such termination without Cause or resignation for Good Reason occurs during a “trading blackout” or “quiet period” with respect to Common Shares or if the Company determines, upon the advice of legal counsel, that Mr. Chapman may not trade in Common Shares on the effective date of such termination due to his possession of material non-public information, and in each case the restriction or prohibition continues for a period of at least twenty consecutive calendar days, Mr. Chapman will be paid an additional lump sum amount equal to $100,000.

Upon the occurrence of a Change of Control, 50% of all unvested stock options, stock appreciation rights and stock units granted to Mr. Chapman shall immediately vest; however, the compensation committee of the Board of Directors may, in its sole discretion, accelerate the vesting of additional stock options, stock appreciation rights and stock units upon the occurrence of a Change of Control. As of December 31, 2007 the market value of 50% of all unvested options, stock appreciation rights and stock units were $2.4 million. Should Mr. Chapman’s employment be terminated for any reason other than for Cause or resignation without Good Reason within the 90-day period preceding a Change of Control or at any time after a Change of Control, then all of his unvested stock options, stock appreciation rights and stock units shall vest as of the effective date of the termination. Except as set forth in the immediately preceding sentence, should Mr. Chapman’s employment be terminated for any reason other than for Cause or resignation without Good Reason and at the time of such termination Mr. Michael O. Johnson is no longer serving as the Company’s Chief Executive Officer, then 50% of Mr. Chapman’s unvested stock options, stock appreciation rights and stock units shall vest immediately prior to such termination. If Mr. Chapman’s employment is terminated as a result of his death or disability, all unvested stock options, stock appreciation rights and stock units will vest as of the date of such termination. Except as set forth above, all unvested stock options, stock appreciation rights and stock units shall be forfeited upon the termination of Mr. Chapman’s employment with the Company. As of December 31, 2007 the market value of all unvested options and stock units was $4.8 million.

Richard Goudis.  We have also entered into an executive employment agreement with Mr. Goudis, or the Goudis Employment Agreement, effective on October 24, 2006, through our subsidiary Herbalife America. Pursuant to the Goudis Employment Agreement, Mr. Goudis serves as Herbalife America’s Chief Financial Officer. The base salary for Mr. Goudis, effective August 20, 2007, is $577,500. If the Company’s Chief Executive Officer’s salary is increased, then Mr. Goudis salary set forth above shall be increased by the same percentage. However, if in any given year Mr. Goudis accepts an increase in base salary of a greater percentage than that received by the Chief Executive Officer, then Mr. Goudis’ salary shall no longer be tied to any increases in the Chief Executive Officer’s salary. Should the Company adopt an across-the-board reduction in salaries for senior executives and its Chief

Executive Officer, then Mr. Goudis’ salary shall be reduced by a percentage equal to the smallest percentage reduction imposed on any senior executive or the Chief Executive Officer, but in no case shall such reduction exceed ten percent.

Mr. Goudis is entitled to participate in the Company’s employee benefit plans and arrangements made available to the Company’s most senior executives, including the Chief Operating Officer but excluding the Chief Executive Officer, as well as the Company’s long-term incentive plan for senior executives, including the Chief Operating Officer but excluding the Chief Executive Officer. Pursuant to the Goudis Employment Agreement, should the Company achieve certain targets established by the compensation committee of the Board of Directors, Mr. Goudis shall be entitled to a target bonus of 50% of his annual salary for the year in question. Mr. Goudis received an annual cash bonus of $548,625 for the fiscal year ended December 31, 2007 as well as grants of 26,083 stock appreciation rights and 4,398 stock units, as more fully described under “— 2007 Grants of Plan Based Awards.”

If Mr. Goudis is terminated by the Company without Cause or resigns for Good Reason, he is entitled to be paid a lump sum amount equal to two times the then-current annual salary, currently equal to $1,155,000, in addition to all other accrued but unpaid entitlements. The Company will also provide Mr. Goudis with outplacement services for up to six months by a provider selected and paid for by the Company in an amount not to exceed $20,000. If Mr. Goudis is terminated by the Company without Cause, resigns for Good Reason, or retires, dies, or resigns as a result of a disability, he will be entitled to receive a pro rata bonus payment, at such time bonuses are paid to the Company’s other senior executives, based on the number of months worked in the applicable year. As a precondition to the Company’s obligation to pay the amounts described above, Mr. Goudis must execute a general release of claims. If the effective date of such termination without Cause or resignation for Good Reason occurs during a “trading blackout” or “quiet period” with respect to Common Shares or if the Company determines, upon the advice of legal counsel, that Mr. Goudis may not trade in Common Shares on the effective date of such termination due to his possession of material non-public information, and in each case the restriction or prohibition continues for a period of at least twenty consecutive calendar days, Mr. Goudis will be paid an additional lump sum amount equal to $125,000.

Upon the occurrence of a Change of Control, 50% of all unvested stock options, stock appreciation rights and stock units granted to Mr. Goudis shall immediately vest; however, the compensation committee of the Board of Directors may, in its sole discretion, accelerate the vesting of additional stock options, stock appreciation rights and stock units upon the occurrence of a Change of Control. As of December 31, 2007 the market value of 50% of all unvested options, stock appreciation rights and stock units were $2.7 million. Should Mr. Goudis’ employment be terminated for any reason other than for Cause or resignation without Good Reason within the 90-day period preceding a Change of Control or at any time after a Change of Control, then all of his unvested stock options, stock appreciation rights and stock units shall vest as of the effective date of the termination. Except as set forth in the immediately preceding sentence, should Mr. Goudis’s employment be terminated for any reason other than for Cause or resignation without Good Reason and at the time of such termination Mr. Michael O. Johnson is no longer serving as the Company’s Chief Executive Officer, then 50% of Mr. Goudis’s unvested stock options, stock appreciation rights and stock units shall vest immediately prior to such termination. If Mr. Goudis’s employment is terminated as a result of his death or disability, all unvested stock options, stock appreciation rights and stock units will vest as of the date of such termination. Except as set forth above, all unvested stock options, stock appreciation rights and stock units shall be forfeited upon the termination of Mr. Goudis’s employment with the Company. As of December 31, 2007 the market value of all unvested options and stock units was $5.4 million.

Paul Noack.  We have also entered into an executive employment agreement with Mr. Noack, or the Noack Employment Agreement, effective on December 18, 2007, through our subsidiary Herbalife America. Pursuant to the Noack Employment Agreement, Mr. Noack serves as Herbalife America’s Managing Director, Asia-Pacific Region. The base salary for Mr. Noack, effective December 18, 2007, is $550,000. Also, in addition to paying Mr. Noack’s relocation expenses, pursuant to the terms of the Noack Employment Agreement, the Company will also do the following during his relocation to Hong Kong: (i) pay Mr. Noack a monthly cost of living allowance of $1,333, (ii) pay Mr. Noack’s housing, (iii) reimburse Mr. Noack for the reasonable costs of enrolling his children in school, (iv) provide the use of a car, (v) make tax equalization payments and (vi) reimburse Mr. Noack up to $13,200 per year for a family club membership.

Mr. Noack is entitled to participate in the Company’s employee benefit plans and arrangements made available to the Company’s most senior executives, as well as the Company’s long-term incentive plan for senior executives. Pursuant to the Noack Employment Agreement, should the Company and Mr. Noack both achieve certain targets, at the discretion of the Company’s senior executives, Mr. Noack may receive a target bonus of 50% of his annual salary for the year in question. Pursuant to the Noack Employment Agreement, in fiscal year 2007, Mr. Noack received awards of 20,000 stock appreciation rights and 10,000 restricted stock units. Mr. Noack received an annual cash bonus of $427,500 for the fiscal year ended December 31, 2007 and in addition to those grants made pursuant to the Noack Employment Agreement described above, grants of 46,083 stock appreciation rights and 14,398 stock units, as more fully described under “— 2007 Grants of Plan Based Awards.”

If Mr. Noack is terminated by the Company without Cause or resigns for Good Reason or for any reason within three months before or six months after a Change of Control, Mr. Noack is entitled to a lump sum amount equal to two times Mr. Noack’s then-current salary, currently equal to $1,100,000, in addition to all other accrued but unpaid entitlements. The Company will also provide Mr. Noack with outplacement services for up to six months from a provider selected and paid for by the Company in an amount not to exceed $20,000, as well as reimbursement for amounts paid to return from Hong Kong. If Mr. Noack is terminated by the Company without Cause, resigns for Good Reason, or retires, dies, or resigns as a result of a disability, he will be entitled to receive a pro rata bonus payment, at such time bonuses are paid to the Company’s other senior executives, based on the number of months worked in the applicable year. As a precondition to the Company’s obligation to pay the amounts described above, Mr. Noack must execute a general release of claims. If the effective date of any such termination of employment occurs during a “trading blackout” or “quiet period” with respect to Common Shares or if the Company determines, upon the advice of legal counsel, that Mr. Noack may not to trade in Common Shares on the effective date of such termination due to Mr. Noack’s possession of material nonpublic information, and in each case the restriction or prohibition continues for a period of at least twenty consecutive calendar days, Mr. Noack will be paid an additional lump sum amount equal to $125,000.

Definitions.  For the purposes of the Johnson Employment Agreement, the following terms have the following definitions:

•	The Company shall have “Cause” to terminate Mr. Johnson in the event of any of the following circumstances: (i) Mr. Johnson’s conviction of a felony or entering a plea of guilty or nolo contendere to any crime constituting a felony (other than a traffic violation or by reason of vicarious liability); (ii) Mr. Johnson’s substantial and repeated failure to attempt to perform his lawful duties as contemplated in the Johnson Employment Agreement, except during periods of physical or mental incapacity; (iii) Mr. Johnson’s gross negligence or willful misconduct with respect to any material aspect of the business of the Company or any of its affiliates, which negligence or misconduct has a material and demonstrable adverse effect on the Company; or (iv) any material breach of the Johnson Employment Agreement or any material breach of any other written agreement between Mr. Johnson and the Company’s affiliates governing his equity compensation arrangements (i.e., any agreement with respect to Mr. Johnson’s stock and/or stock options of any of the Company’s affiliates); provided, however, that Mr. Johnson shall not be deemed to have been terminated for Cause in the case of clause (iv) above, unless any such breach is not fully corrected prior to the expiration of the fifteen (15) calendar day period following delivery to Mr. Johnson of the Company’s written notice of its intention to terminate his employment for Cause describing the basis therefore in reasonable detail.

•	Mr. Johnson will be deemed to have a “Good Reason” to terminate his employment if, without Mr. Johnson’s consent, any of the following circumstances occur, unless such circumstances are fully corrected prior to the expiration of the fifteen (15) calendar day period following delivery to the Company of Mr. Johnson’s notice of intention to terminate his employment for Good Reason describing such circumstances in reasonable detail: (i) an adverse change in Mr. Johnson’s title as CEO of the Company, Mr. Johnson’s involuntary removal from the Board or as a non-voting member of the Executive Committee of the Board, or failure of Executive to be elected to the Board or as a non-voting member of the Executive Committee of the Board at any time during the term of the Johnson Employment Agreement; (ii) a substantial diminution in Mr. Johnson’s duties, responsibilities or authority for the Company, taken as a whole (except during periods when Mr. Johnson is unable to perform all or substantially all of his duties or responsibilities as a result of his illness (either physical or mental) or other incapacity); (iii) a change in location of the Company’s chief executive office to a location more than 50 miles from its current location; or (iv) any other material breach of the Johnson Employment Agreement. Mr. Johnson shall be deemed to have waived his rights to terminate his services hereunder for circumstances constituting Good Reason if he shall not have provided to the Company a notice of termination within sixty (60) calendar days immediately following his knowledge of the circumstances constituting Good Reason.

•	A “Sale Event” means the occurrence of a transaction described in clauses (i) or (ii) in the definition of Change of Control set forth immediately above.

For the purposes of the summaries of the Probert Employment Agreement, the Chapman Employment Agreement, the Goudis Employment Agreement and the Noack Employment Agreement, the following terms have the following definitions:

•	The Company shall have “Cause” to terminate the executive in the event of any of the following acts or circumstances: (i) the executive’s conviction of a felony or entering a plea of guilty or nolo contendere to any crime constituting a felony (other than a traffic violation or by reason of vicarious liability); (ii) the executive’s substantial and repeated failure to attempt to perform the executive’s lawful duties as contemplated in the agreement, except during periods of physical or mental incapacity; (iii) the executive’s gross negligence or willful misconduct with respect to any material aspect of the business of the Company or any of its affiliates, which gross negligence or willful misconduct has a material and demonstrable adverse effect on the Company; (iv) the executive’s material violation of a Company policy resulting in a material and demonstrable adverse effect to the Company or an affiliate, including but not limited to a violation of the Company’s Code of Business Conduct and Ethics; or (v) any material breach of the executive’s agreement or any material breach of any other written agreement between the executive and the Company’s affiliates governing the executive’s equity compensation arrangements (i.e., any agreement with respect to the executive’s stock and/or stock options of any of the Company’s affiliates); provided, however, that the executive shall not be deemed to have been terminated for Cause in the case of clause (ii), (iii), (iv) or (v) above, unless any such breach is not fully corrected prior to the expiration of the thirty (30) calendar day period following delivery to the executive of the Company’s written notice of its intention to terminate his employment for Cause describing the basis therefore in reasonable detail.

•	The executive will be deemed to have a “Good Reason” to terminate his employment if (i) a material diminution of Executive’s duties, (ii) the failure by any successor of the Company to assume in writing the Company’s obligations under the agreement, (iii) the breach by the Company in any respect of any of its obligations under the agreement, and, in any such case (but only if correction or cure is possible), the failure by the Company to correct or cure the circumstance or breach on which such resignation is based within 30 days after receiving notice from the executive describing such circumstance or breach in reasonable detail, (iv) the relocation of the executive’s primary office location of more than 50 miles that places the primary office farther from the executive’s residence than it was before, or (v) the imposition by the Company of a requirement that the executive report to a person other than the Chief Executive Officer of the Company or the Chairman of the Board. The executive shall not have a Good Reason to resign if the Company suspends the executive due to an indictment of the executive on felony charges, provided that the Company continues to pay the executive’s salary and benefits.

For the purposes of the summaries of the Johnson Employment Agreement, the Probert Employment Agreement, the Chapman Employment Agreement, the Goudis Employment Agreement and the Noack Employment Agreement, as well as the 2005 Plan, a “Change of Control” means: (i) an acquisition (other than directly from the Company after advance approval by a majority of the directors comprising the Board of Directors as of the effective date of the 2005 Plan, or the incumbent board) of Common Shares or other voting securities of the Company by any person (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, or any person in connection with a transaction described in clause (iii) of this definition, immediately after which such person has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then outstanding Common Shares or the combined voting power of the Company’s then outstanding voting securities; (ii) members of the incumbent board cease for any reason during any 24-month period to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common shareholders, of any new director was approved by a vote of at least a majority of the incumbent board, such new director shall, for purposes of the 2005 Plan, be considered as a member of the incumbent board; or (iii) the consummation of: (A) a merger, consolidation or reorganization with or into the Company, unless the voting securities of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the entity resulting from such merger or consolidation or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization; (B) a complete liquidation or dissolution of the Company; or (C) the sale, lease, transfer or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a subsidiary of the Company).

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table sets forth equity awards of the Named Executive Officers outstanding as of December 31, 2007.

	Options Awards					Stock Awards
	Number of	Number of						Market Value
	Securities	Securities				Number of Shares		of Shares
	Underlying	Underlying				or Units of		or Units of
	Unexercised	Unexercised	Option			Stock That		Stock That
	Options(1)	Options(1)	Exercise	Option		Have Not		Have Not
	(#)	(#)	Price	Expiration		Vested		Vested(2)
Name	Exercisable	Unexercisable	($)	Date(1)		(#)		($)

Michael O. Johnson	232,066	59,119	$3.52	4/3/2013	(3)	30,700	(5)	$1,236,596
	532,066	59,119	$10.56	4/3/2013	(3)
	532,066	59,119	$17.60	4/3/2013	(3)
	532,066	59,119	$24.64	4/3/2013	(3)
	166,667	333,333	$15.50	12/1/2014	(3)
	68,750	56,250	$15.00	4/27/2015	(3)
	56,000	84,000	$32.79	3/23/2016	(3)
	—	145,000	$40.25	5/29/2017	(4)
Gregory Probert	—	75,000	$23.00	7/31/2013	(3)	29,350	(6)	$1,182,218
	2,000	12,000	$14.00	9/1/2014	(3)
	2,000	12,000	$14.00	9/1/2014	(3)
	2,000	12,000	$17.00	9/1/2014	(3)
	28,000	12,000	$21.00	9/1/2014	(3)
	28,000	12,000	$25.00	9/1/2014	(3)
	125,000	250,000	$15.50	12/1/2014	(3)
	55,000	45,000	$15.00	4/27/2015	(3)
	41,160	61,740	$32.79	3/23/2016	(3)
	—	105,000	$40.25	5/29/2017	(4)
Brett R. Chapman	18,750	11,250	$5.00	10/6/2013	(3)	7,648	(7)	$308,061
	5,468	3,282	$7.00	10/6/2013	(3)
	5,468	3,282	$11.00	10/6/2013	(3)
	18,593	3,282	$17.00	10/6/2013	(3)
	18,593	3,282	$23.00	10/6/2013	(3)
	3,750	4,500	$14.00	9/1/2014	(3)
	3,750	4,500	$14.00	9/1/2014	(3)
	10,500	4,500	$17.00	9/1/2014	(3)
	10,500	4,500	$21.00	9/1/2014	(3)
	10,500	4,500	$25.00	9/1/2014	(3)
	45,834	91,666	$15.50	12/1/2014	(3)
	20,000	33,750	$15.00	4/27/2015	(3)
	12,600	18,900	$32.79	3/23/2016	(3)
	—	26,083	$40.25	5/29/2017	(4)
Richard Goudis	30,000	10,000	$8.02	6/14/2014	(3)	11,648	(8)	$469,181
	30,000	10,000	$12.00	6/14/2014	(3)
	30,000	10,000	$16.00	6/14/2014	(3)
	30,000	10,000	$20.00	6/14/2014	(3)
	30,000	10,000	$24.00	6/14/2014	(3)
	750	—	$9.00	9/1/2014	(3)
	750	—	$13.00	9/1/2014	(3)
	4,500	2,250	$14.00	9/1/2014	(3)
	4,500	2,250	$14.00	9/1/2014	(3)
	5,250	2,250	$17.00	9/1/2014	(3)
	5,250	2,250	$21.00	9/1/2014	(3)
	5,250	2,250	$25.00	9/1/2014	(3)
	50,000	100,000	$15.50	12/1/2014	(3)
	41,250	33,750	$15.00	4/27/2015	(3)
	12,600	18,900	$32.79	3/23/2016	(3)
	—	26,083	$40.25	5/29/2017	(4)
Paul Noack	25,000	15,000	$8.02	4/3/2014	(3)	29,981	(9)	$1,207,634
	1,000	—	$9.00	9/1/2014	(3)
	1,000	—	$13.00	9/1/2014	(3)
	6,000	3,000	$14.00	9/1/2014	(3)
	6,000	3,000	$14.00	9/1/2014	(3)
	7,000	3,000	$17.00	9/1/2014	(3)
	7,000	3,000	$21.00	9/1/2014	(3)
	7,000	3,000	$25.00	9/1/2014	(3)
	8,334	16,666	$15.50	12/1/2014	(3)
	11,000	9,000	$15.00	4/27/2015	(3)
	12,600	18,900	$32.79	3/23/2016	(3)
	45,500	84,500	$34.02	4/13/2016	(3)
	—	26,083	$40.25	5/29/2017	(4)
	—	20,000	$40.28	12/31/2017	(4)

(1)	All options were granted on the date that is ten years before their respective expiration dates set forth in the table.

(2)	Market value based on the closing price of a Common Share on the NYSE on December 31, 2007 of $40.28.

(3)	Options vest quarterly in 20 equal installments beginning on the date that is three months from the grant date.

(4)	Options vest annually, 20% on the first anniversary of the grant date, 20% on the second anniversary and 60% on the third anniversary.

(5)	Consists of: (i) 10,000 shares granted on March 23, 2006, of which 5,000 shares vest on March 23, 2008 and 5,000 shares vest on March 23, 2009 and (ii) 20,700 shares granted on May 29, 2007 which vest in equal installments on the first, second and third anniversary of the grant date.

(6)	Consists of: (i) 7,350 shares granted on March 23, 2006, of which 3,675 shares vest on March 23, 2008 and 3,675 shares vest on March 23, 2009, (ii) 7,000 shares granted on October 10, 2006 which vest on June 30, 2008 and (iii) 15,000 shares granted on May 29, 2007 which vest in equal installments on the first, second and third anniversary of the grant date.

(7)	Consists of: (i) 2,250 shares granted on March 23, 2006, of which 1,125 shares vest on March 23, 2008 and 1,125 shares vest on March 23, 2009, (ii) 1,000 shares granted on October 10, 2006 which vest on June 30, 2008 and (iii) 4,398 shares granted on May 29, 2007 which vest in equal installments on the first, second and third anniversary of the grant date.

(8)	Consists of: (i) 2,250 shares granted on March 23, 2006, of which 1,125 shares vest on March 23, 2008 and 1,125 shares vest on March 23, 2009, (ii) 5,000 shares granted on October 10, 2006 which vest on June 30, 2008 and (iii) 4,398 shares granted on May 29, 2007 which vest in equal installments on the first, second and third anniversary of the grant date.

(9)	Consists of: (i) 2,250 shares granted on March 23, 2006, of which 1,125 shares vest on March 23, 2008 and 1,125 shares vest on March 23, 2009, (ii) 13,333 shares granted on April 13, 2006, of which 6,666 shares vest on April 13, 2008 and 6,666 shares vest on April 13, 2009, (iii) 4,398 shares granted on May 29, 2007 which vest in equal installments on the first, second and third anniversary of the grant date and (iv) 10,000 shares granted on December 31, 2007 which vest in equal installments on the first, second and third anniversary of the grant date.

2007 Option Exercises and Stock Vested

The following table sets forth information with respect to Common Shares acquired upon the exercise of stock options and the vesting of stock awards of the Named Executives Officers during the fiscal year ended December 31, 2007.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)

Michael O. Johnson	488,685	$19,083,242	5,000	$199,300
Gregory Probert	153,000	3,934,960	10,675	424,036
Brett R. Chapman	—	—	2,125	84,493
Richard Goudis	—	—	6,125	243,093
Paul Noack	5,000	175,375	7,792	304,589

2007 Non-Qualified Deferred Compensation Table

The following table sets forth all non-qualified deferred compensation of the Named Executive Officers for the fiscal year ended December 31, 2007.

	Executive	Company	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions	Earnings in	Withdrawals/	Balance at Last
	Last FY	in Last FY	Last FY	Distributions	FYE
Name	($)(1)	($)(2)	($)	($)	($)

Michael O. Johnson	$33,000	$33,000	$15,662	—	$497,158
Gregory Probert	885,000	22,500	183,426	—	2,288,904
Brett R. Chapman	—	—	—	—	—
Richard Goudis	21,727	16,295	(1,260)	—	70,595
Paul Noack	90,000	13,500	33,913	—	397,943

(1)	All amounts are also reported as compensation in “Salary” in the “2007 Summary Compensation Table.”

(2)	All amounts are also reported as compensation in “All Other Compensation — Deferred Compensation Plan Matching Contributions” in the “2007 Summary Compensation Table.”

Non-Qualified Deferred Compensation Plans.  We maintain two non-qualified deferred compensation plans for select groups of management or highly compensated employees: (1) the Herbalife Management Deferred Compensation Plan, effective January 1, 1996, or the Management Plan, which is applicable to eligible employees at the rank of either vice president or director and (2) the Herbalife Senior Executive Deferred Compensation Plan, effective January 1, 1996, or the Senior Executive Plan, which is applicable to eligible employees at the rank of Senior Vice President and higher. The Management Plan and the Senior Executive Plan are referred to collectively as the Deferred Compensation Plans. The Deferred Compensation Plans were amended and restated effective January 1, 2001.

The Deferred Compensation Plans are unfunded and benefits are paid from the Company’s general assets, except that the Company has contributed amounts to a “rabbi trust” whose assets will be used to pay benefits if we remain solvent, but can be reached by our creditors if we become insolvent. The Deferred Compensation Plans allow eligible employees, who are selected by the administrative committee that manages and administers the plans, or the Deferred Compensation Committee, to elect annually to defer up to 50% of their annual base salary and up to 100% of their annual bonus for each calendar year, or the Annual Deferral Amount. We make matching contributions on behalf of each participant in the Senior Executive Plan, which matching contributions are 100% vested at all times, or Matching Contributions.

Effective January 1, 2002, the Senior Executive Plan was amended to provide that the amount of the Matching Contributions is to be determined by us in our discretion. Effective January 1, 2003, the Matching Contribution was set to 3% of a participant’s annual base salary and has remained 3% through 2007.

Each participant in a Deferred Compensation Plan may determine how his or her Annual Deferral Amount and Matching Contributions, if any, will be deemed to be invested by choosing among several investment funds or indices designated by the Deferred Compensation Committee. The Deferred Compensation Plans, however, do not require us to actually acquire or hold any investment fund or other assets to fund the Deferred Compensation Plans. The entire interest of each participant in a Deferred Compensation Plan is always fully vested and non-forfeitable.

In connection with a participant’s election to defer an Annual Deferral Amount, the participant may also elect to receive a short-term payout, equal to the Annual Deferral Amount and the Matching Contributions, if any, attributable thereto plus earnings, and shall be payable two or more years from the first day of the year in which the Annual Deferral Amount is actually deferred. As of January 2004, the Deferred Compensation Plans were amended to allow for deferral of the short-term payout date if the deferral is made within the time period specified therein. Subject to the short-term payout provision and specified exceptions for unforeseeable financial emergencies, a participant may not withdraw, without incurring a ten percent (10%) withdrawal penalty, all or any portion of his or her account under the Deferred Compensation Plans prior to the date that such participant either (1) is determined by the Deferred Compensation Committee to have incurred permanent and total disability or (2) dies or otherwise terminates employment.

Potential Payments Upon Termination or Change in Control

The information below describes certain compensation that would have become payable under existing plans and contractual arrangements assuming a termination of employment and/or change in control had occurred on December 31, 2007 based upon the closing price of a Common Share on the NYSE on December 31, 2007 of $40.28, given the Named Executive Officers’ compensation and service levels as of such date. In addition to the benefits described below, upon any termination of employment, each of the Named Executive Officers would also be entitled to the amount shown in the column labeled “Aggregate Balance at Last FYE” in the “2007 Non-Qualified Deferred Compensation” table.

As of December 31, 2007, the Company had entered into employment agreements with each of the Named Executive Officers. As described in more detail under “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards,” the employment agreements with the Named Executive Officers generally provide for the payment of benefits if the executive’s employment with the Company is terminated either by the Company without Cause or by the executive for Good Reason. The employment agreements with the Named Executive Officers do not provide for any additional payments or benefits upon a termination of employment by the Company for Cause, upon the executive’s resignation other for Good Reason, as applicable, or upon the executive’s death or disability. In addition, the employment agreement with Mr. Johnson provides for enhanced benefits upon termination of employment in connection with a Sale Event. The receipt of benefits following termination under each of the employment agreements is contingent upon the affected executive executing and not revoking a general release in favor of the Company.

In addition to the employment agreements with the Named Executive Officers, as described in more detail under “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards,” the award agreements governing the equity-based compensation awards (including stock options, stock appreciation rights and restricted stock units) granted to each of the Named Executive Officers other than Mr. Noack generally provide for accelerated vesting (i) upon the occurrence of a Change of Control, (ii) upon a termination of employment for any reason other than a termination for Cause or resignation without Good Reason in connection with a Change of Control, and (iii) a termination of employment by reason of the executive’s death or disability.

The table below sets forth the estimated value of the potential payments to each Named Executive Officer, assuming the executive’s employment had terminated on December 31, 2007 and/or that a change in control of the Company had also occurred on that date. Amounts are reported without any reduction for possible delay in the commencement or timing of payments.

								Accelerated Vesting of Stock Awards(4)($)
									Termination	Termination
									Other Than	without
	Severance Payments								for Cause	Cause
						Excise			or without	when
			Out-		Trading	Tax			Good Reason	Mr. Johnson
			Placement	Medical	Blackout	Reimburse-		Change	in connection	is no
	Severance	Bonus	Service	Coverage	Payment	ment	Total	in	with a Change	Longer	Death or
Name	($)(1)	($)(1)	($)	($)	($)(2)	($)(3)	($)	Control	in Control	CEO	Disability

Michael O. Johnson	$2,200,000	$2,200,000	$20,000	$40,000	—	—	$4,460,000	$8,773,184	$17,747,769	—	$17,747,769
Gregory Probert	1,500,000	1,350,000	20,000	40,000	$250,000	—	3,160,000	5,800,600	11,601,201	$5,800,600	11,601,201
Brett R. Chapman	1,100,000	522,500	20,000	40,000	100,000	—	1,782,500	2,403,614	4,807,228	2,403,614	4,807,228
Richard Goudis	1,155,000	548,625	20,000	40,000	125,000	$1,218,881	3,107,506	2,702,462	5,404,925	2,702,462	5,404,925
Paul Noack	1,100,000	427,500	20,000	40,000	125,000	—	1,712,500	—	—	—	—

(1)	Based on 2007 salary.

(2)	Payment made if termination occurs during a “trading blackout” or a “quiet period” with respect to Common Shares.

(3)	If the “parachute payment” (including any termination payments and the value of accelerated equity) is greater than three times the average W-2 reported compensation for the executive for the preceding five years, then an “excise tax” is imposed on the portion of the parachute payment that exceeds one times such average W-2 reported compensation. Under the employment agreements with the Named Executive Officers (other than Mr. Noack), each executive will be entitled to reimbursement for any excise taxes imposed as well as a gross-up payment equal to any income, payroll and excise taxes payable by the executive as a result of the reimbursement for the excise taxes. For purposes of computing the excise tax and gross-up payments, base amount calculations are based on taxable wages for the years 2002 through 2006 and annualized for the year in which the executive commenced employment with the Company (if after 2001). In addition, all executives were assumed to be subject to the maximum federal and state income and other payroll taxes.

(4)	Accelerated vesting of stock awards were based on the close price of a Common Share on the NYSE on December 31, 2007 of $40.28, and, for stock options and stock appreciation rights, the difference between $40.28 and the exercise or base price of the award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of Common Shares as of March 5, 2008, and thus the indirect beneficial ownership of the equity interest of Herbalife as of that date, of (1) each director or director nominee, (2) each of the Named Executive Officers, (3) all directors and executive officers as a group and (4) each person or entity known to Herbalife to beneficially own more than five percent (5%) of the outstanding Common Shares. The Common Shares are the Company’s only class of voting securities that are issued and outstanding.

	Amount and
	Nature of	Percentage
	Beneficial	Ownership
Name of Beneficial Owner	Ownership	(1)

Non-Management Directors
Leroy Barnes, Jr.(2)**	22,524	*
Richard Bermingham(3)**	14,399	*
Hal Gaba(4)**	15,621	*
Colombe M. Nicholas(5)**	5,583	*
Valeria Rico(6)**	6,285	*
John Tartol(7)**	231,716	*
Leon Waisbein**	319,091	*
Named Executive Officers
Michael O. Johnson(8)**	2,168,218	3.26%
Gregory Probert(9)**	148,118	*
Brett R. Chapman(10)**	39,585	*
Richard Goudis(11)**	294,482	*
Paul Noack(12)**	94,833	*
All Directors and Executive Officers as a Group (20 persons)	3,768,771	5.60%
Greater than 5% Beneficial Owners
TimesSquare Capital Management, LLC(13)	3,404,752	5.29%
GS Investment Strategies, LLC(14)	3,517,300	5.47%
The Bank of New York Mellon Corporation(15)	3,637,800	5.65%

*	Less than 1%

**	c/o Herbalife International, Inc., 1800 Century Park East, Los Angeles, California 90067.

(1)	Applicable percentage of ownership is based upon 64,347,235 Common Shares outstanding as of March 5, 2008, and the relevant number of Common Shares issuable upon exercise of stock options or other awards which are exercisable or have vested or will be exercisable or will vest within 60 days of March 5, 2008. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Except as otherwise indicated below, to our knowledge, all persons listed above have sole voting and investment power with respect to their Common Shares, except to the extent authority is shared by spouses under applicable law.

(2)	Includes 15,625 options and 635 restricted stock units to purchase and acquire Common Shares which are or will be exercisable and have vested or will vest within 60 days of March 5, 2008.

(3)	Includes 7,500 options and 635 restricted stock units to purchase and acquire Common Shares which are or will be exercisable and have vested or will vest within 60 days of March 5, 2008.

(4)	Includes 621 restricted stock units to purchase and acquire Common Shares which are or will be exercisable and have vested or will vest within 60 days of March 5, 2008.

(5)	Includes 635 restricted stock units to purchase and acquire Common Shares which are or will be exercisable and have vested or will vest within 60 days of March 5, 2008.

(6)	Includes 635 restricted stock units to purchase and acquire Common Shares which are or will be exercisable and have vested or will vest within 60 days of March 5, 2008.

(7)	Represents (i) 225 Common Shares held in custodial accounts for the benefit of Mr. Tartol’s three children of which Mr. Tartol disclaims beneficial ownership of 75 Common Shares except to the extent of his pecuniary interest therein; (ii) 53,130 Common Shares held by the Tartol Enterprises Profit Sharing Plan, for which Mr. Tartol is the trustee; and (iii) 178,361 Common Shares held by Carhill Holdings, Inc., a corporation for which Mr. Tartol acts as a consultant only, and accordingly, disclaims beneficial ownership of such Common Shares.

(8)	Includes 2,038,167 options, 5,000 restricted stock units, and stock appreciation rights equivalent to 18,141 Common Shares, to purchase and acquire Common Shares, which are or will be exercisable and have vested or will vest within 60 days of March 5, 2008.

(9)	Includes 113,400 options, 3,675 restricted stock units, and stock appreciation rights equivalent to 13,333 Common Shares, to purchase and acquire Common Shares, which are or will be exercisable and have vested or will vest within 60 days of March 5, 2008.

(10)	Includes 31,248 options, 1,125 restricted stock units, and stock appreciation rights equivalent to 4,082 Common Shares, to purchase and acquire Common Shares, which are or will be exercisable and have vested or will vest within 60 days of March 5, 2008.

(11)	Includes 283,125 options, 1,125 restricted stock units, and stock appreciation rights equivalent to 4,082 Common Shares, to purchase and acquire Common Shares, which are or will be exercisable and have vested or will vest within 60 days of March 5, 2008.

(12)	Includes 61,584 options, 7,792 restricted stock units, and stock appreciation rights equivalent to 17,666 Common Shares, to purchase and acquire Common Shares, which are or will be exercisable and have vested or will vest within 60 days of March 5, 2008.

(13)	The information regarding the beneficial ownership of TimesSquare Capital Management, LLC is based on the Schedule 13G filed with the SEC by TimeSquare Capital Management, LLC, on February 4, 2008. The address for TimesSquare Capital Management, LLC is 1177 Avenue of Americas, 39th Floor, New York, NY 10036.

(14)	The information regarding the beneficial ownership of GS Investment Strategies, LLC is based on the Schedule 13G filed with the SEC by GS Investment Strategies, LLC on February 14, 2008. The address for GS Investment Strategies, LLC is 32 Old Slip, New York, NY 10005.

(15)	The information regarding the beneficial ownership of The Bank of New York Mellon Corporation and its affiliates is based on the Schedule 13G jointly filed with the SEC by The Bank of New York Mellon Corporation and its affiliates on February 14, 2008. The address for The Bank of New York Mellon Corporation is c/o The Bank of New York Mellon Corporation, One Wall Street, 31st Floor, New York, New York 10286.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Transactions Relating to Herbalife

The Company has several written policies applicable to the review and approval of related party transactions, each of which is reviewed on a case by case basis. Pursuant to the Audit Committee Charter, any related party transaction in which a director has an interest must be reviewed and approved by the audit committee. The Company’s Conflicts of Interest Policy requires that all related party transactions involving employees, including executive officers, be reviewed and approved by both the Company’s legal and internal audit departments.

Mr. Peter Castleman, director and Chairman of the Board of Directors until May 23, 2007, is a managing director of Whitney & Co. LLC, or Whitney. The Company has entered into several transactions with entities in which Whitney has an interest, as follows:

•	Whitney holds a 50 percent indirect ownership interest in Shuster, a provider of product testing and formula development for Herbalife. For the year ended December 31, 2005, total purchases from Shuster were $32,000. There were no purchases for the years ended December 31, 2006 and 2007.

•	In 2004, Whitney acquired through one of its affiliated companies a 50 percent indirect ownership interest in TBA, a provider of creative services to Herbalife. For the year ended December 31, 2005, a payment of $5.7 million was made to TBA for services relating to the 25th Anniversary Extravaganza, the majority of which were reimbursements of Extravaganza expenses paid to third parties. For the years ended December 31, 2006 and 2007, payments to TBA were $1.4 million and $0.8 million, respectively.

•	In January 2005, Whitney, through affiliated companies, acquired a 77 percent ownership interest in Stauber, a value-added distributor of bulk specialty for nutraceutical ingredients. For the years ended December 31, 2005 and 2006, total purchases from Stauber were $1.8 million and $0.23 million, respectively. There were no purchases for the year ended December 31, 2007.

As of December 31, 2007, Whitney did not beneficially own any Common Shares.

Registration Rights Agreement

Michael O. Johnson, our Chairman and Chief Executive Officer, is a party to a registration rights agreement with the Company. If we at any time propose to register any Company securities under the Securities Act of 1933, as amended, or the Securities Act, for sale to the public, in certain circumstances certain holders of Common Shares, including Mr. Johnson, may require us to include their shares in the securities to be covered by the registration statement. Such registration rights are subject to customary limitations specified in the agreement.

Indemnification of Directors and Officers

The Memorandum and Articles of Association provide that, to the fullest extent permitted by the Companies Law (2007 Revision), or the Statute, every director, agent or officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own willful misconduct. To the fullest extent permitted by the Statute, such director, or officer shall not be liable to the Company for any loss or damage in carrying out his functions unless the liability arises through the willful misconduct of such director, agent or officer.

The Company is a Cayman Islands exempted limited liability company. As such, it is governed by the laws of the Cayman Islands with respect to the indemnification provisions. Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Memorandum and Articles of Association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except in the case of (a) any fraud or dishonesty of such director or officer, (b) such director’s or officer’s conscious, intentional or willful breach of his obligation to act honestly, lawfully and in good faith with a view to the best interests of the Company or (c) any claims or rights of action to recover any gain, personal profit or other advantage to which the director or officer is not legally entitled.

The Company has entered into an indemnification agreement with each of its directors and certain of its officers to supplement the indemnification protection available under the Memorandum and Articles of Association. These indemnity agreements generally provide that the Company will indemnify the parties thereto to the fullest extent permitted by law.

In addition to the indemnification provisions set forth above, the Company maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act, that might be incurred by any director or officer in his capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to managers, officers or persons controlling us pursuant to the foregoing, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of equity securities of the Company. Directors, officers and greater-than-ten-percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them. To the Company’s knowledge, based solely on a review of the copies of such filings on file with the Company and written representations from the Company’s directors and executive officers, all Section 16(a) filing requirements applicable to the Company’s directors, executive officers and greater-than-ten-percent beneficial owners were complied with on a timely basis for fiscal year 2007.

“Householding” of Proxy Materials.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold Common Shares directly. You can notify us by sending a written request to Herbalife Ltd., c/o Herbalife International, Inc., Assistant Corporate Secretary, 1800 Century Park East Los Angeles, CA 90067, or by calling the Assistant Corporate Secretary at 310-410-9600.

Shareholder Nominations

Your attention is drawn to Articles 73 to 76 of the Memorandum and Articles of Association in relation to the requirements applicable to any shareholder who wishes to nominate a person for election as a director.

For such nomination to be properly brought before an annual general meeting by a shareholder, a shareholder notice addressed to the Corporate Secretary must have been delivered to or mailed and received at the registered offices of the Company or such other address as the Corporate Secretary may designate not less than 90 days prior to the date of the meeting, or not later than the 10th day following the date of the first public announcement of the date of such meeting, whichever is later, nor more than 120 days prior to the date of such meeting.

The notice to the Corporate Secretary must set forth (a) as to each person whom the shareholder proposes to nominate, all information relating to such person that is required to be disclosed in solicitations of proxies for appointment of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if appointed, and (b) as to the shareholder giving the notice (i) the name and address of such shareholder, as they appear on the register of members, (ii) the class and number of Common Shares that are owned beneficially and/or of record by such shareholder, (iii) a representation that the shareholder is a registered holder of Common Shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination and (iv) a statement as to whether the shareholder intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding share capital required to approve or elect the nominee for appointment and/or (y) otherwise to solicit proxies from shareholders in support of such nomination.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. No person nominated by a shareholder shall be eligible for election as a director of the Company unless nominated in accordance with these procedures.

Shareholder Proposals for the 2009 Annual General Meeting

Pursuant to the Memorandum and Articles of Association, for notice of shareholder proposal to be timely, it must have been filed with the Corporate Secretary of the Company not less than 90 days prior to the date of the meeting, or not later than the 10th day following the date of the first public announcement of the date of such meeting, whichever is later, nor more than 120 days prior to the meeting. For notice to be proper, it must set forth: (i) the name and address of the shareholder who intends to make the proposal as it appears in the Company’s records, (ii) the class and number of Common Shares of the Company that are owned by the shareholder submitting the proposal and (iii) a clear and concise statement of the proposal and the shareholder’s reasons for supporting it.

Shareholders interested in submitting a proposal for inclusion in the proxy statement and form of proxy for the 2009 annual general meeting of shareholders may do so by following the procedures prescribed in SEC Rule 14a-8 promulgated under the Exchange Act. To be eligible for inclusion, notice of shareholder proposals must be received by the Company’s Corporate Secretary no later than November 19, 2008. Proposals should be sent to Corporate Secretary, Herbalife Ltd., c/o Herbalife International, Inc., 1800 Century Park East, Los Angeles, CA 90067.

Codes of Business Conduct and Ethics and Corporate Governance Guidelines

Our Board of Directors has adopted a corporate Code of Business Conduct and Ethics applicable to our directors, officers, including our principal executive officer, principal financial officer and principal accounting officer, and employees, as well as Corporate Governance Guidelines, in accordance with applicable rules and regulations of the SEC and the NYSE. Each of our Code of Business Conduct and Ethics and Corporate Governance Guidelines are available on our website at www.herbalife.com by following the links through “Investor Relations” to “Corporate Governance,” or in print to any shareholder who requests it, as set forth below under “Annual Report, Financial and Additional Information.”

Any amendment to, or waiver from, a provision of the Company’s Code of Business Conduct and Ethics with respect to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller will be posted on the Company’s website www.Herbalife.com.

Annual Report, Financial and Additional Information.

The Annual Financial Statements and Review of Operations of the Company for fiscal year 2007 can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. A copy of the Company’s Annual Report on Form 10-K is being mailed concurrently with this Proxy Statement to each shareholder of record on the Record Date.

The Company’s filings with the SEC are all accessible by following the links to “Investor Relations” and “SEC Filings” on the Company’s website at www.herbalife.com. The Company will furnish without charge a copy of its SEC filings to any person requesting in writing and stating that he or she is a beneficial owner of Common Shares. In addition, the Company will furnish without charge a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules thereto, to any person requesting in writing and stating that he or she is the beneficial owner of Common Shares of the Company.

Requests and inquiries should be addressed to:

Investor Relations
Herbalife Ltd.
c/o Herbalife International, Inc.
1800 Century Park East
Los Angeles, California 90067

OTHER MATTERS

The management of the Company knows of no other business to be presented at the Meeting. If, however, other matters properly come before the Meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

By Order of the Board of Directors

BRETT R. CHAPMAN
General Counsel and Corporate Secretary

Dated: March 25, 2008

APPENDIX A

Herbalife Categorical Standards of Independence

An “independent” director is a director whom the Board of Directors has determined has no material relationship with the Company or any of its consolidated subsidiaries (collectively, the “Company”), either directly, or as a partner, shareholder or officer of an organization that has a relationship with the Company. For purposes of this definition, the Board has determined that a director is not independent if:

1. the director is, or in the past three years has been, an employee of the Company, or an immediate family member of the director is, or in the past three years has been, an executive officer of the Company;

2. the director is, or in the past three years has been, affiliated with or employed by the Company’s outside auditor, or a member of the director’s immediate family is, or in the past three years has been, affiliated with or employed in a professional capacity by the Company’s outside auditor;

3. the director, or a member of the director’s immediate family, is or in the past three years has been, an executive officer of another company where any of the Company’s present executives serves or served in the past three years on the compensation committee;

4. the director, or a member of the director’s immediate family, receives or has in the past three years received any direct compensation from the Company in excess of $100,000 per year, other than compensation for Board service, compensation received by the director’s immediate family member for service as a non-executive employee of the Company, and pension or other forms of deferred compensation for prior service with the Company;

5. the director is an executive officer or employee, or a member of the director’s immediate family is an executive officer, of another company that makes payments to or receives payments from the Company, or during any of the last three years has made payments to or received payments from the Company, for property or services in an amount that, in any single fiscal year, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues; or

6. the director, or the director’s spouse, is an executive officer of a nonprofit organization to which the Company or the Company makes, or in the past three years has made, payments that, in any single fiscal year, exceeded the greater of $1 million or 2% of the nonprofit organization’s consolidated gross revenues (amounts that the Company contributes under matching gifts programs are not included in the payments calculated for purposes of this standard).

An “immediate family” member includes a director’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.

In addition, a director is not considered independent for purposes of serving on the Audit Committee, and may not serve on the Audit Committee, if the director: (a) accepts, directly or indirectly, from the Company or any of its subsidiaries, any consulting, advisory, or other compensatory fee, other than Board and committee fees and fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company; or (b) is an “affiliated person” of the Company or any of its subsidiaries; each as determined in accordance with Securities and Exchange Commission regulations.

A-1

APPENDIX B

HERBALIFE LTD.
2005 STOCK INCENTIVE PLAN

1. Purpose.  The purpose of this Herbalife Ltd. 2005 Stock Incentive Plan (the “Plan”) is to enable Herbalife Ltd. (the “Company”) to attract, motivate, reward and retain its directors, officers, employees and consultants, and to further align the interests of such persons with those of the stockholders of the Company by providing for or increasing the proprietary interest of such persons in the Company.

2. Definitions.  As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Award” means a grant of an Option, a Stock Appreciation Right, Restricted Stock, a Stock Unit, a Performance Unit, or a Dividend Equivalent granted to a Participant pursuant to the provisions of the Plan.

(b) “Award Agreement” means a written agreement or other instrument as may be approved from time to time by the Committee evidencing the grant of each Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Change of Control” means the first to occur of:

(i) an acquisition (other than directly from the Company after advance approval by a majority of the Incumbent Board) of Common Shares or other voting securities of the Company by any “person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), other than the Company, any Subsidiary, any employee benefit plan of the Company or any Subsidiary, or any person in connection with a transaction described in clause (iii) of this Section 2(d), immediately after which such person has “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then outstanding Common Shares or the combined voting power of the Company’s then outstanding voting securities;

(ii) the individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason during any 24-month period to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; or

(iii) the consummation of: (A) a merger, consolidation or reorganization with or into the Company, unless the voting securities of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the entity resulting from such merger or consolidation or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization; (B) a complete liquidation or dissolution of the Company; or (C) the sale, lease, transfer or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a Subsidiary).

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.

(f) “Committee” means the Compensation Committee of the Board.

(g) “Common Shares” means the Company’s common shares, par value $.001, subject to adjustment as provided in Section 12.

(h) “Dividend Equivalent” means an Award granted to a Participant pursuant to Section 11.

(i) “Fair Market Value” means, as of any date, the closing price for a Common Share reported for that date by the New York Stock Exchange (or such other stock exchange or quotation system on which such shares are then listed or quoted) or, if no Common Shares are traded on the New York Stock Exchange (or such other stock exchange or quotation system) on the date in question, then for the next preceding date for which such shares traded on the New York Stock Exchange (or such other stock exchange or quotation system). In the event that the Common Shares are not listed or quoted on any stock exchange or quotation system, the Fair Market Value shall be determined by the Committee in its sole discretion in a manner consistent with Section 409A of the Code,.

(j) “Incentive Stock Option” means a stock option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(k) “Option” means an Incentive Stock Option and/or a stock option that is not intended to qualify as an Incentive Stock Option, in each case, granted pursuant to Section 7.

(l) “Participant” means any individual described in Section 3 to whom Awards have been granted from time to time by the Committee and any authorized transferee of such individual.

(m) “Performance Award” means an Award, the grant, issuance, retention, vesting or settlement of which is subject to satisfaction of one or more Qualifying Performance Criteria.

(n) “Performance Unit” means a bonus opportunity awarded under Section 10 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the Award Agreement.

(o) “Prior Plan” means the Company’s 2004 Stock Incentive Plan.

(p) “Restricted Stock” means Common Shares granted pursuant to Section 9.

(q) “Stock Unit” means an Award granted to a Participant pursuant to Section 9, pursuant to which Common Shares may be issued in the future.

(r) “Stock Appreciation Right” means a right granted pursuant to Section 8 that entitles the Participant to receive, in cash or Common Shares or a combination thereof, as determined by the Committee, an amount equal to or otherwise based on the excess of (i) the Fair Market Value of a specified number of Common Shares at the time of exercise over (ii) the exercise price of the right, as established by the Committee on the date of grant.

(s) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and if specifically determined by the Committee in the context other than with respect to Incentive Stock Options, may include an entity in which the Company has a significant ownership interest or that is directly or indirectly controlled by the Company.

(t) “Substitute Awards” means Awards granted or Common Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

3. Eligibility.  Any person who is a current or prospective director, officer or employee (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual) of the Company or of any Subsidiary shall be eligible for selection by the Committee for the grant of Awards hereunder. In addition any person who has been retained to provide consulting, advisory or other services to the Company or to any Subsidiary shall be eligible for selection by the Committee for the grant of Awards hereunder. Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company or any Subsidiary.

4. Effective Date and Termination of Plan

This Plan was adopted by the Board as of September 23, 2005, and it will become effective (the “Effective Date”) when it is approved by the Company’s stockholders, which approval must be obtained within twelve (12) months of the adoption of this Plan. No Awards shall be granted pursuant to the Plan after the tenth (10th)

anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect.

5. Effect on Prior Plan.  On and after the Effective Date, no further grants or awards shall be made under the Prior Plan. Grants and awards made under the Prior Plan before the Effective Date, however, shall continue in effect in accordance with their terms.

6. Shares Subject to the Plan and to Awards

(a) Aggregate Limits.  The aggregate number of Common Shares issuable pursuant to all Awards shall equal 7,000,000, plus (i) any Common Shares that were authorized for issuance under the Prior Plan that, as of the Effective Date, remain available for issuance under the Prior Plan (not including any Common Shares that are subject to, as of the Effective Date, outstanding awards under the Prior Plan or any Common Shares that prior to the Effective Date were issued pursuant to awards granted under the Prior Plan) and (ii) any Common Shares subject to awards granted under the Prior Plan that are terminated, expire unexercised, forfeited or settled in cash. Any Common Shares granted as Options or Stock Appreciation Rights shall be counted against this limit as one (1) share for every one (1) share granted. Any Common Shares granted as Awards other than Options or Stock Appreciation Rights shall be counted against this limit as two (2) shares for every one (1) share granted. The aggregate number of Common Shares available for grant under this Plan, the number of Common Shares subject to outstanding Awards, and the number of Common Shares set forth in the proviso of the preceding sentence shall be subject to adjustment as provided in Section 12. The Common Shares issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.

(b) Issuance of Shares.  Common Shares subject to an Award or to an award under the Prior Plan that are terminated, expire unexercised, forfeited or settled in cash shall be available for subsequent Awards under this Plan. Any Common Shares that again become available for grant pursuant to this Article 6 shall be added back as one (1) Common Share if such shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plan, and as two (2) Common Shares if such shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or subject to awards other than options or stock appreciation rights granted under the Prior Plan. Shares subject to Options or Stock Appreciation Rights that are exercised shall not be available for subsequent awards. The following transactions involving Common Shares will not result in additional Common Shares becoming available for subsequent Awards under this Plan: (i) Common Shares tendered or withheld in payment of an Option; (ii) Common Shares withheld or tendered for taxes; (iii) Common Shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right; or (iv) Common Shares repurchased on the open market with the proceeds of an Option exercise.

(c) Substitute Awards.  Substitute Awards shall not reduce the Common Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Common Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees, directors or consultants of such acquired or combined company before such acquisition or combination.

(d) Tax Code Limits.  The aggregate number of Common Shares subject to Awards granted under this Plan during any calendar year to any one Participant shall not exceed 1,250,000, which number shall be calculated and adjusted pursuant to Section 12 only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Section 162(m) of the Code. The aggregate number of Common Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 4,000,000, which number shall be calculated and adjusted pursuant to Section 12 only to the extent that such calculation or adjustment will not affect the status of any Option intended to qualify as an “incentive stock option” under Section 422 of the Code. The maximum amount payable pursuant to that portion of a Performance Unit granted under this Plan for any calendar year to any Participant that is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code shall not exceed $5,000,000.

7. Options.  Options may be granted at any time and from time to time to Participants selected by the Committee. No Participant shall have any rights as a stockholder with respect to any Common Shares subject to Option hereunder until such shares have been issued. Each Option shall be evidenced by an Award Agreement. Options granted pursuant to the Plan may, but need not be identical; provided that each Option must contain and be subject to the following terms and conditions:

(a) Purchase Price.  The purchase price under each Option shall be established by the Committee; provided that in no event will the purchase price be less than the Fair Market Value of a Common Share on the date of grant, except for Options granted to an employee of a company acquired by the Company in assumption and substitution of options held by such employee at the time such company is acquired.

(b) Payment of Purchase Price.  Unless otherwise provided for by the Committee and set forth in the applicable Award Agreement, the purchase price of any Option may be paid (i) in cash, (ii) by the delivery, either actually or by attestation, of previously owned Common Shares or (iii) by a combination the foregoing. In addition, the purchase price may be paid through such cashless exercise procedures permitted and established by the Committee, including an irrevocable commitment by a broker to pay over such amount from a sale of the Common Shares issuable under an Option, the delivery of previously owned Common Shares and withholding of Common Shares otherwise deliverable upon exercise.

(c) Option Vesting.  The Committee shall have the right to make the timing of the ability to exercise any Option subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Committee.

(d) Option Term.  Each Option shall expire within a period of not more than ten (10) years from the date of grant.

(e) Termination of Employment.  The Award Agreement evidencing the grant of each Option shall set forth the terms and conditions applicable to such Option upon a termination or change in the status of the employment or service of the Participant with the Company or a Subsidiary, which shall be as the Committee may, in its discretion, determine.

(f) Incentive Stock Options.  Notwithstanding anything to the contrary in this Section 7, in the case of the grant of an Option intending to qualify as an Incentive Stock Option, if the Participant owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company (a “10% Shareholder”), the purchase price of such Option must be at least 110% of the Fair Market Value of a Common Share on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant. Notwithstanding anything in this Section 7 to the contrary, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be nonqualified stock options) to the extent that either (i) the aggregate Fair Market Value of the Common Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (ii) such Options remain exercisable and unexercised for more than three (3) months following a termination of employment (or such other period of time provided in Section 422 of the Code).

(g) No Repricing without Shareholder Approval.  Other than in connection with a change in the Company’s capitalization (as described in Section 12), the Company may not, without the approval of stockholders, “reprice” any Options. For purposes of this Plan, the term “reprice” means reducing the exercise price of outstanding Options or canceling outstanding Options with a purchase price in excess of Fair Market Value and granting new Options or other Awards to the holders of canceled Options.

8. Stock Appreciation Rights.  Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards or not in conjunction with other Awards. The provisions of Stock Appreciation Rights may, but need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before the exercise or expiration of such Option. All Stock Appreciation Rights under the Plan shall be subject to the same terms and conditions applicable to Options (as set forth in Section 7), including no repricing; provided, however, that Stock Appreciation Rights granted in tandem with a previously granted Option shall be subject to the terms and conditions of such Option. Subject to the provisions of Section 7, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate, including, but not limited to, a limit on the amount payable with respect to any Stock Appreciation Right. Stock Appreciation Rights may be settled in Common Shares, cash, or combination thereof, as determined by the Committee.

9. Restricted Stock and Stock Units.  Restricted Stock and Stock Units may be granted at any time and from time to time to Participants selected by the Committee. Restricted Stock is an award of Common Shares the issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate. Stock Units are Awards denominated in units of Common Shares under which the issuance of Common Shares is subject to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate. Each grant of Restricted Stock and Stock Units shall be evidenced by an Award Agreement. Unless determined otherwise by the Committee, the value of each Stock Unit will be equal to one Common Share. Restricted Stock and Stock Units granted pursuant to the Plan may, but need not be identical, but each grant of Restricted Stock and Stock Units must contain and be subject to the following terms and conditions:

(a) Number of Shares Subject to Award.  Each Award Agreement evidencing a grant of Restricted Stock or Stock Units shall contain provisions regarding the number of Common Shares or Stock Units subject to such Award or a formula for determining such number and restrictions on the transferability of the shares or units. Common Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case, as the Committee may provide.

(b) Form of Payment.  To the extent determined by the Committee, Stock Units may be satisfied or settled in Common Shares, cash or a combination thereof.

(c) Section 83(b) Election.  The Committee may provide in an Award Agreement for an agreement between the Company and the holder of an Award of Restricted Stock as to whether or not such holder will be permitted to make an election under Section 83(b) of the Code with respect to the unvested Common Shares subject to the Award.

(d) Vesting.  The grant, issuance, retention, vesting and/or settlement of shares subject to Awards of Restricted Stock and Stock Units shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of such shares subject to Awards of Restricted Stock and under Stock Units subject to continued employment, passage of time and/or such performance criteria as deemed appropriate by the Committee; provided that in no event shall the grant, issuance, retention, vesting and/or settlement of shares under Restricted Stock or Stock Unit Awards that is based on performance criteria be subject to a performance period of less than one (1) year. Notwithstanding anything to the contrary herein, the performance criteria for any Restricted Stock or Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Restricted Stock or Stock Unit is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, vesting and/or settlement of any Restricted Stock or Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

(e) Discretionary Adjustments and Limits.  Subject to the limits imposed under Section 162(m) of the Code for Awards that are intended to qualify as “performance based compensation,” notwithstanding the satisfaction of any performance goals, the number of Common Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Stock Units on account of either financial performance or personal performance evaluations may, to the extent specified in the Award Agreement, be reduced, but not increased, by the Committee on the basis of such further considerations as the Committee shall determine.

(f) Voting Rights.  Unless otherwise determined by the Committee: (i) Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction and (ii) Participants shall have no voting rights with respect to Common Shares underlying Stock Units unless and until such shares are reflected as issued and outstanding shares on the Company’s stock ledger.

(g) Dividends and Distributions.  Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those shares, unless determined otherwise by the Committee. Any such dividends or distributions will be subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed.

(h) Termination of Employment.  The Award Agreement evidencing the grant of an Award of Restricted Stock or Stock Units shall set forth the terms and conditions applicable to such Award upon a termination or change in the status of the employment or service of the Participant with the Company or a Subsidiary, which shall be as the Committee may, in its discretion, determine.

10. Performance Units.  Each Performance Unit Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria. Performance Units granted pursuant to the Plan may, but need not be identical, but each grant of Performance Units must contain and be subject to the following terms and conditions:

(a) General.  The Committee shall determine and set forth in an Award Agreement provisions regarding: (i) the target and maximum amount payable to the Participant under the Performance Unit Award, (ii) restrictions on the alienation or transfer of the Performance Unit or Common Shares subject thereto prior to actual payment and (iii) forfeiture provisions.

(b) Performance Criteria.  The Committee shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under a Performance Unit, which criteria may be based on financial performance and/or personal performance evaluations. The Committee shall also establish the term of the performance period as to which performance shall be measured for determining the amount of any payment, which shall not be less than one year, except, in either case, in the event of the Participant’s death or disability or a Change of Control. Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Performance Unit that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Performance Unit is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, vesting and/or settlement of any Performance Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

(c) Timing and Form of Payment.  The Committee shall determine the timing of payment of any Performance Unit. Payment of the amount due under a Performance Unit may be made in cash, in Common Shares or a combination thereof, as determined by the Committee. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Performance Unit to be deferred to a specified date or event.

(d) Discretionary Adjustments.  Notwithstanding satisfaction of any performance goals, the amount paid under a Performance Unit on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations, as the Committee shall determine.

11. Dividend Equivalents.  Dividend Equivalents may be granted to Participants independently or in tandem with any Award other than an Option or Stock Appreciation Right. Dividend Equivalents are payable in cash, Common Shares, or Stock Units in an amount equivalent to the dividends that would have been paid on Common Shares had the shares been outstanding from the date an Award was granted. Dividend Equivalents may be granted with conditions as determined by the Committee, including that such amounts (if any) shall be deemed to have been reinvested in additional Common Shares, and shall be evidenced by an Award Agreement.

12. Adjustment of and Changes in the Stock

(a) In the event that the number of Common Shares of the Company shall be increased or decreased through a reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, cash dividends), or otherwise, each Common Share of the Company which has been authorized for issuance under the Plan, whether such share is then currently subject to or may become subject to an Award under the Plan, as well as the per share limits set forth in Section 6 of this Plan, shall be proportionately adjusted by the Committee to reflect such increase or decrease. The terms of any outstanding Award shall also be adjusted by the Committee as to price, number of Common Shares subject to such Award and other terms to reflect the foregoing events.

(b) Subject to Section 13, in the event there shall be any other change in the number or kind of outstanding Common Shares of the Company, or any stock or other securities into which such Common Shares shall have been changed, or for which it shall have been exchanged, whether by reason of a change of control, other merger, consolidation or otherwise, the Committee shall, in its sole discretion, determine the appropriate adjustment, if any, to be effected. Notwithstanding anything to the contrary herein, any adjustment to Options granted pursuant to this Plan intended to qualify as Incentive Stock Options shall comply with the requirements, provisions and restrictions of the Code.

(c) No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section 12. In case of any such adjustment, the shares subject to the Award shall be rounded down to the nearest whole share.

13. Effect of a Change of Control.  Unless otherwise provided for under the terms of a transaction constituting a Change of Control, the Committee may, through an Award Agreement or otherwise, provide that any or all of the following shall occur in connection with a Change of Control, or upon termination of the Participant’s employment following a Change of Control: (a) the acceleration of the vesting and, if applicable, exercisability of any outstanding Award, or portion thereof, or the lapsing of any conditions of restrictions on or the time for payment in respect of any outstanding Award, or portion thereof, (b) the substitution for Common Shares subject to any outstanding Award, or portion thereof, stock or other securities of the surviving corporation or any successor corporation to the Company, or a parent or subsidiary thereof, in which event the aggregate purchase or exercise price, if any, of such Award, or portion thereof, shall remain the same, (c) the conversion of any outstanding Award, or portion thereof, into a right to receive cash or other property upon or following the consummation of the Change of Control in an amount equal to the value of the consideration to be received by holders of Common Shares in connection with such transaction for one Common Share, less the per share purchase or exercise price of such Award, if any, multiplied by the number of Common Shares subject to such Award, or a portion thereof, and/or (d) the cancellation of any outstanding and unexercised Awards upon or following the consummation of the Change of Control. Any actions or determinations of the Committee pursuant to this Section 13 may, but need not be uniform as to all outstanding Awards, and the Committee may, but need not treat all holders of outstanding Awards identically.

14. Qualifying Performance-Based Compensation

(a) General.  The Committee may specify that the grant, retention, vesting, of issuance any Award, or the amount to be paid out under any Award, be subject to or based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. Notwithstanding satisfaction of any performance goals, the number of Common Shares issued or the amount paid under an Award may, to the extent specified in the Award Agreement, be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(b) Qualifying Performance Criteria.  For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: (i) cash flow (before or after dividends), (ii) earnings per share (including earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) total stockholder return, (vi) return on capital (including return on total capital or return on invested capital), (vii) return on assets or net assets, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue, (xii) income or net income, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin or profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue, or (xx) customer service. To the extent consistent with Section 162(m) of the Code, the Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary, unusual or non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Forms 10-K or 10-Q for the applicable year.

15. Transferability.  Unless the Committee specifies otherwise, each Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option and Stock Appreciation Right granted hereunder shall be exercisable only by the Participant during his or her lifetime. Notwithstanding anything herein to the contrary, in no event with Options or Stock Appreciation Rights be transferable for value or consideration.

16. Compliance with Laws and Regulations.  This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body, which the Committee shall determine to be necessary or advisable. No Option shall be exercisable and no shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the shares underlying such Award is effective and current or the Company has determined that such registration is unnecessary. In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of such Award to comply with applicable foreign law.

17. Withholding.  To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise with respect to an Award. The Company and its Subsidiaries shall not be required to issue Common Shares, make any payment or to recognize the transfer or disposition of Common Shares until such obligations are satisfied. The Committee may permit these obligations to be satisfied by having the Company withhold a portion of the Common Shares that otherwise would be issued to the Participant in connection with the Award, or by the Participant tendering (either actually or by attestation) Common Shares previously acquired.

18. Administration of the Plan

(a) Committee of the Plan.  The Plan shall be administered by the Committee which shall be the Compensation Committee of the Board or, in the absence of a Compensation Committee, the Board itself; provided, however, that (i) with respect to any Award that is intended to satisfy the conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) the term “Committee” shall refer to a committee of two or more “non-employee directors” as determined for purposes of applying Exchange Act Rule 16b-3; and (ii) with respect to any Award that is intended to qualify as “performance-based compensation”

within the meaning of Section 162(m) of the Code, the term “Committee” shall refer to a committee of two or more “outside directors” as determined for purposes of applying Section 162(m) of the Code. Subject to the provisions of Section 16 of the Exchange Act and Section 162(m) of the Code, any power of the Committee may also be exercised by the Board. The Compensation Committee may by resolution authorize one or more officers of the Company to perform any or all things that the Committee is authorized and empowered to do or perform under the Plan; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority, and any such Award shall be subject to the form of Award Agreement theretofore approved by the Compensation Committee. No such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer.

(b) Powers of Committee.  Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares subject to Awards and the exercise or purchase price of such Common Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including a Change of Control), or other factors; (iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine the extent to which adjustments are required pursuant to Section 12; (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in if the Committee, in good faith, determines that it is necessary to do so in light of extraordinary circumstances and for the benefit of the Company; (viii) to approve corrections in the documentation or administration of any Award; and (ix) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Committee may, in its sole and absolute discretion, without amendment to the Plan, waive or amend the operation of Plan provisions respecting exercise after termination of employment or service to the Company or an Affiliate and, except as otherwise provided herein, adjust any of the terms of any Award. The Committee may also (A) accelerate the date on which any Award granted under the Plan becomes exercisable or (B) accelerate the vesting date or waive or adjust any condition imposed hereunder with respect to the vesting or exercisability of an Award, provided that the Committee, in good faith, determines that such acceleration, waiver or other adjustment is necessary or desirable in light of extraordinary circumstances.

(c) Determinations by the Committee.  All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award.

19. Amendment of the Plan or Awards.  The Board may amend, alter or discontinue this Plan and the Committee may amend, or alter any agreement or other document evidencing an Award made under this Plan; provided that, except as provided pursuant to the provisions of Sections 13 and 14, to the extent necessary under any applicable law, regulation or New York Stock Exchange or other applicable listing requirement, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation or New York Stock Exchange or other applicable listing requirement. In addition, no amendment or alteration to the Plan or an Award or Award Agreement shall be made that would materially impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Committee determines in its sole discretion that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

20. No Liability of Company.  The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (i) the non-issuance or sale of Common Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

21. Non-Exclusivity of Plan.  Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

22. Governing Law.  This Plan and any Award Agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable U.S. federal law, without reference to principles of conflict of laws. Any reference in this Plan or in the Award Agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

23. Compliance with Section 409A of the Code.  This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

24. No Right to Employment, Reelection or Continued Service.  Nothing in this Plan or any Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant’s employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service for any specified period of time.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH A PROPOSAL.	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

The Board of Directors recommends a vote FOR each of the names below.

1. Election of Directors Nominees.
	FOR	AGAINST	ABSTAIN
Michael O. Johnson	☐	☐	☐
	FOR	AGAINST	ABSTAIN
John Tartol	☐	☐	☐

		FOR	AGAINST	ABSTAIN
ITEM 2 –	Approve an amendment and restatement of the Company’s 2005 Stock Incentive Plan to increase the authorized number of Common Shares issuable thereunder by 3,000,000.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
ITEM 3 –	Ratify the appointment of the Company’s independent registered public accountants for fiscal 2008.	☐	☐	☐

I plan to attend the meeting.				☐

THIS PROXY WHEN PROPERLY EXECUTE WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PROXIES ARE AUTHORIZED ON BEHALF OF THE UNDERSIGNED TO VOTE THEREON IN ACCORDANCE WITH HIS OR HER BEST JUDGEMENT.
PLEASE MARK, DATE, SIGN, AND RETURN THIS CARD PROMPTLY. IN ORDER TO BE COUNTED. THIS PROXY CARD MUST BE RECEIVED BEFORE THE MEETING.

Signature	Signature	Date

NOTE: Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

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PROXY

HERBALIFE LTD.
2008 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD MAY 1, 2008

     The undersigned shareholder of HERBALIFE LTD. hereby acknowledges receipt of the Notice of 2008 Annual General Meeting of Shareholders and related Proxy Statement, and hereby appoints Michael O. Johnson and Brett R. Chapman, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2008 Annual General Meeting of Shareholders of HERBALIFE LTD., to be held on May 1, 2008 at 9:00 a.m., Pacific Daylight Time, at 1800 Century Park East, Los Angeles, California 90067, and at any adjournment(s) or postponement(s) thereof, and to vote all Common Shares which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

This proxy is solicited by the Board of Directors for use at the Annual General Meeting of Shareholders on May 1, 2008.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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